Exhibit 4.16

Private & Confidential	Execution version

Dated                         July 2008

DANAOS CORPORATION	(1)
as Borrower

FORTIS BANK (NEDERLAND) N.V.	(2)
as Lead Arranger

LLOYDS TSB BANK PLC and	(3)
NATIONAL BANK OF GREECE S.A.
as Co-Arrangers

Provided by
THE BANKS AND FINANCIAL INSTITUTIONS	(4)
whose names are set out in Schedule 1 as Lenders

FORTIS BANK (NEDERLAND) N.V.	(5)
as Agent

FORTIS BANK (NEDERLAND) N.V.	(6)
as Security Trustee

FORTIS BANK (NEDERLAND) N.V., LLOYDS TSB	(7)
BANK PLC and NATIONAL BANK OF GREECE S.A.
as Swap Banks

LOAN AGREEMENT

for a $253,200,000 Loan relating to the
m.v. “YM Seattle”, m.v. “YM Vancouver”,
m.v. “YM Colombo” and m.v. “YM
Singapore”

Contents

Clause		Page

1	Purpose and definitions	1

2	The Commitments	17

3	Interest and interest periods	18

4	Repayment and prepayment	21

5	Commitment commission, fees and expenses	25

6	Payments and taxes; accounts and calculations	26

7	Representations and warranties	29

8	Undertakings	32

9	Conditions	43

10	Events of Default	44

11	Indemnities	49

12	Unlawfulness and increased costs	51

13	Security and set off	54

14	Assignment, transfer and lending office	55

15	Agent and Security Trustee	58

16	Notices and other matters	58

17	Governing law and jurisdiction	61

Schedule 1		63

Initial Commitments		63

Schedule 2 Form of Compliance Certificate		66

Schedule 3 Form of Drawdown Notice		68

Schedule 4 Documents and evidence required as conditions precedent		70

Schedule 5 Form of Substitution Certificate		75

Schedule 6 Form of Notification of Change in Lending Office and/or Account for Payments		81

Schedule 7 Mandatory Costs		82

THIS AGREEMENT is dated                          July 2008 and made BETWEEN:

(1)        DANAOS CORPORATION as Borrower;

(2)        FORTIS BANK (NEDERLAND) N.V. as Lead Arranger;

(3)        LLOYDS TSB BANK PLC and NATIONAL BANK OF GREECE S.A. as Co-Arrangers;

(4)        THE BANKS AND FINANCIAL INSTITUTIONS whose names are set out in Schedule 1 as Lenders;

(5)        FORTIS BANK (NEDERLAND) N.V. as Agent;

(6)        FORTIS BANK (NEDERLAND) N.V. as Security Trustee; and

(7)        FORTIS BANK (NEDERLAND) N.V., LLOYDS TSB BANK PLC and NATIONAL BANK OF GREECE S.A. as Swap Banks.

IT IS AGREED as follows:

   1       Purpose and definitions

1.1       Purpose

This Agreement sets out the terms and conditions upon and subject to which the Lenders agree to make available to the Borrower a loan of up to an aggregate amount of $253,200,000 to be for the purpose of re-financing existing debt on the Ships.

1.2       Definitions

In this Agreement, unless the context otherwise requires:

Accounts means the Borrower Account and Owner Earnings Accounts;

Account Bank means Fortis Bank (Nederland) N.V. acting through its offices at Coolsingel 93, P.O. Box 749, 3000 AS Rotterdam, The Netherlands and includes any other bank designated in writing by the Agent (at the request of the Borrower and acting on the instructions of the Majority Lenders) to be an Account Bank for the purposes of the Security Documents;

Account Pledge means the account pledge executed, or as the context may require, to be executed by each Owner in favour of the Security Trustee in respect of the Owner Earnings Accounts in the agreed form;

Accounting Principles means US GAAP or International Accounting Standards or such other recognised International Accounting Standards which the Borrower may choose to apply and which are agreed by the Lenders with their prior written consent (not to be unreasonably withheld), consistently applied;

Advance means the principal amount drawn down or requested to be drawn down by the Borrower under the Agreement;

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent means Fortis Bank (Nederland) N.V. acting through its offices at Coolsingel 93, P.O. Box 749, 3000 AS Rotterdam, The Netherlands (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 16.1.3) and its successor in title or such other person as may be appointed Agent for the Finance Parties pursuant to the Trust and Agency Agreement;

Approved Brokers means Braemar Seascope, Howe Robinson, Simpson Spence & Young, Clarkson Valuations Limited and Maersk Broker and Approved Broker means any one of them;

Audited Financial Statements means the audited annual consolidated financial statements of the Borrower’s Group prepared in accordance with the provisions of clause 8.1.6 in the English language and in compliance with all applicable SEC requirements and audited by the Auditors;

Auditors means such internationally recognised and reputable firm of accountants appointed by the Borrower;

Banking Day means a day (other than Saturday or Sunday) on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and on which banks are open for business in Amsterdam, Athens, London and New York City;

Basel 2 Accord means the International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement or any other law or regulation which implements Basel 2 (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of their Affiliates);

Borrower means Danaos Corporation, a corporation listed on the New York Stock Exchange and domesticated in and existing under the laws of the Marshall Islands, whose registered address is Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960;

Borrower Account means the account in the name of the Borrower with account number 240 757 572 and IBAN NL53 FTSB 0240 7575 72 designated “Danaos Corporation”, being an account with the Account Bank and includes any sub-account thereof or time deposit account constituted by moneys originally held on such Account and any other account designated by the Agent to be a Borrower Account for the purposes of this Agreement;

Borrower’s Group means the Borrower and its Subsidiaries;

Casualty Amount means $1,500,000 (or the equivalent in any other currency);

Charters means

(i)         in respect of the m.v. “YM Seattle”, the time charter dated 18 August 2005 and made between Seacarriers Services Inc. and the Charterer;

(ii)        in respect of the m.v. “YM Vancouver”, the time charter dated 18 August 2005 and made between Seacarriers Lines Inc. and the Charterer;

(iii)       in respect of the m.v. “YM Colombo”, the time charter dated 30 March 2005 and made between Auckland Marine Inc. and the Charterer;

(iv)       in respect of the m.v. “YM Singapore”, the time charter dated 30 March 2005 and made between Wellington Marine Inc. and the Charterer,

Provided that if one of the charters has been replaced in accordance with clause 4.2.5 of the Security Deed, this definition shall include such Replacement Charter but shall not include such replaced charter,

Charterer means Yang Ming (UK) Ltd, a company incorporated in England with number 3311986 and registered address at Second Floor, Valentines House, 51-69 Ilford Hill, Ilford IG1 2DG, United Kingdom;

Charter Notice and Acknowledgement means a notice given by an Owner and the acknowledgement of that notice of the assignment to be given by the relevant charterer in respect of any Charter of a Ship in each case, substantially in the form scheduled to the relevant Security Deed;

Classification Society means Det Norske Veritas or such other classification society which the Agent shall (acting on the instructions of all Lenders), at the request of an Owner under the Guarantee, have agreed in writing shall be treated as the Classification Society for the purposes of the Security Documents, and that the Agent shall not unreasonably withhold its consent where the proposed classification society is a member of the International Association of Classification Societies;

Co-Arrangers means:

(1)        Lloyds TSB Bank plc, a company incorporated in England with number 2065 and registered office at 25 Gresham Street, London EC2V 7HN, United Kingdom; and

(2)        National Bank of Greece S.A., a company incorporated in Greece, acting through its office at 2 Bouboulinas Street & Akti Miaouli, 185 38 Piraeus, Greece;

Commitment in relation to a Lender at any relevant time means, subject to clause 2.1.2, the amount set opposite its name in schedule 1 and/or, in the case of a New Lender, the amount specified in the relevant Substitution Certificate, as reduced, in each case, by any relevant term of this Agreement and so that, if at such time the Total Commitments have been reduced to zero, references to a Lender’s Commitment shall be construed as a reference to that Lender’s Commitment immediately prior to such reduction to zero and Commitments means any or all of them;

Compliance Certificate means each certificate received by the Agent from the Borrower pursuant to clause 8.3.2 substantially in the form set out in Schedule 2 and duly signed by an authorised signatory of the Borrower;

Compulsory Acquisition means the requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

Contribution in relation to a Lender, means the principal amount of the Loan owing to such Lender at any relevant time;

Default means any Event of Default or any event or circumstance which with the giving of notice by the Agent or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

Disposal Reduction Amount has the meaning given to that term in clause 4.3.4(a);

DOC means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

Dollars and $ mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the same day settlement of international banking transactions denominated in U.S. dollars);

Drawdown Date means the Banking Day falling within the Drawdown Period on which the single Advance permitted by this Agreement is, or is to be, drawn down;

Drawdown Notice means a notice substantially in the form set out in Schedule 3;

Drawdown Period means the period from the date of this Agreement to whichever is the earliest of (i) the date on which the Advance is drawn down, (ii) the date on which the Commitments of all Lenders are reduced to zero pursuant to any term of this Agreement and (iii) 31 July 2008;

Earnings means all moneys whatsoever from time to time due or payable to the Owners during the Security Period arising out of the use or operation of the Ships including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to that Borrower in the event of requisition of the Ships for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any Charter;

Encumbrance means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

Environmental Approval means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship required under any Environmental Laws;

Environmental Claim means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Laws or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

Environmental Laws means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

Event of Default means any of the events or circumstances described in clause 10.1;

Excluded Ship means a Ship in respect of which a Total Loss Reduction Date has occurred and the Lenders’ Commitment has been reduced by the Disposal Reduction Amount and the Loan has been repaid in an amount of the Disposal Reduction Amount;

Existing Lender has the meaning ascribed to it in clause 14.3.1;

Final Repayment Date means the earlier of (a) the tenth (10th) anniversary of the Drawdown Date and (b) 31 July 2018;

Finance Parties means each of the Lenders, the Agent, the Security Trustee, the Lead Arranger, each Co-Arranger and, if a Qualifying Swap has been been entered into, each Swap Bank;

Flag State means Liberia or such other state or territory designated in writing by the Agent (acting on instructions of all of the Lenders), at the request of an Owner as being the Flag State of a Ship for the purposes of the Security Documents;

Government Entity means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

Guarantee means the guarantee executed or to be executed by each Owner in favour of the Security Trustee in respect of the obligations of the Borrower under this Agreement and the other Security Documents;

Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

Indebtedness means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

Insurances means all policies and contracts of insurance (which expression includes all entries of the Ships in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into (or, as the context may permit, which are required to be in place or taken out or entered into) by or for the benefit of the Borrower and/or the Owners (whether in the sole name of the Borrower or an Owner or in the joint names of the Borrower or the Owners and any other person) in respect of the Ships or otherwise howsoever in connection with the Ships and all benefits thereof (including claims of whatsoever nature and return of premiums);

Interest Payment Date means (subject to clause 6.3) the last day of an Interest Period and, where any Interest Period exceeds three (3) months, the date or dates during that Interest Period falling at consecutive three (3) month intervals after the first day of that Interest Period;

Interest Period means each period for the calculation of interest determined in accordance with clause 3.2 (and subject to clause 6.4);

Interest Rate Swap Rate means the fixed rate of interest payable by the Borrower under the Qualifying Swaps;

ISM Code means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

ISPS Code means the International Ship and Port Security Code of the International Maritime Organisation and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

Lead Arranger means Fortis Bank (Nederland) N.V. acting through its offices at Coolsingel 93, P.O. Box 749, 3000 AS Rotterdam, The Netherlands and includes its successors in title;

Lenders means collectively the banks and financial institutions whose names and addresses are listed in schedule 1 and includes their respective successors in title and New Lenders and Lender means any one of them individually;

Lending Office has the meaning referred to in clause 14.8;

LIBOR means, with respect to any LIBOR borrowing for any Interest Period:

(a)        the rate for deposits of Dollars for a period equivalent to such period at or around 11:00 a.m. on the Quotation Date for such period as displayed on Reuters page LIBOR01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rates (as defined in the British Bankers’ Association’s Recommended Terms and Conditions applicable at the relevant time) for Dollars); or

(b)        if on such date no such rate is displayed, LIBOR for such period shall be the rate (rounded upward if necessary to one sixteenth (1/16th) of one per cent) quoted to the Agent by the Reference Bank at the request of the Agent as the Reference Bank’s offered rate for deposits in Dollars in an amount comparable with the amount in relation to which LIBOR is to be determined and for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. on the Quotation Date for such period;

Loan means the aggregate principal amount owing by the Borrower to the Lenders under this Agreement at any relevant time;

London Banking Day means a day on which dealings in deposits in Dollars are carried on in the London Interbank Market and which is a day (other than a Saturday or a Sunday) on which banks are open for business in London for the transfer of Dollar funds;

Loss Payable Clause has the meaning given thereto in the Security Deed;

Major Casualty means any casualty the claim in respect of which exceeds the Casualty Amount (or the equivalent in any other currency) inclusive of any deductible;

Majority Lenders means (i) the Lenders, the aggregate of whose Contributions at any relevant time exceed sixty six and two thirds per cent. (66 2/3%) of the Contributions of all the Lenders or (ii) prior to the making of the Advance under this Agreement, the aggregate of whose Commitments at any relevant time exceed sixty six and two thirds per cent. (66 2/3%) of the Commitments of all of the Lenders;

Management Agreements means:

(i)         in respect of the m.v. “YM Seattle”, the management agreement dated 5 September 2007 made between Seacarriers Services Inc. and the Manager;

(ii)        in respect of the m.v. “YM Vancouver”, the management agreement dated 27 November 2007 made between Seacarriers Lines Inc. and the Manager;

(iii)       in respect of the m.v. “YM Colombo”, the management agreement dated 12 March 2007 made between Auckland Marine Inc. and the Manager;

(iv)       in respect of the m.v. “YM Singapore”, the management agreement dated 5 September 2007 made between Wellington Marine Inc. and the Manager,

(each such agreement incorporating the terms of an amended and restated management agreement dated 18 September 2006 and made between the Borrower and the Manager)

and any replacement management agreement entered or (as the context may require) to be entered into by the Owner with a Manager on terms previously approved in writing by the Agent providing, inter alia, for the commercial and/or technical management of the Ships by a Manager;

Manager means Danaos Shipping Co. Ltd. of 14 Akti Kondyli, 185 45 Piraeus, Greece or such other ship management company appointed as commercial and/or technical manager of the Ships with the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld);

Manager’s Undertaking means an agreement entered or, as the context may require, to be entered into between the Manager under a Management Agreement and the Security Trustee in such form as the Security Trustee may approve, acting reasonably;

Mandatory Cost means the percentage rate per annum calculated by the Agent in accordance with Schedule 7.

Margin for each Interest Period shall be zero point seven five per cent (0.75%) per annum;

Market Value Adjusted Net Worth has the meaning given to that term in clause 8.3.3;

Market Value Adjusted Total Assets has the meaning given to that term in clause 8.3.3;

Master Agreement means each agreement of that name in the form of either the 1992 or the 2002 Multicurrency — Cross Border Master Agreement published by the International Swaps and Derivatives Association entered into or to be entered into between the Borrower and a Swaps Bank;

Material Subsidiary at any time, means a Subsidiary of the Borrower whose revenues or assets represent not less than five per cent. (5%) of the consolidated revenues or assets (as the case may be) of the Borrower and its Subsidiaries;

Mortgages means, in relation to each Ship, the first priority or first preferred mortgage appropriate for the applicable Flag State executed or (as the context may require) to be executed by the relevant Owner in favour of the Security Trustee in such form as may be required by the Security Trustee (acting on the instructions of the Majority Lenders);

New Lender has the meaning ascribed to it in clause 14.3;

Operator means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

Original Accounts means the audited consolidated financial statements of the Borrower’s Group for the year ended 31 December 2007;

Owner means:

(v)        in respect of the m.v. “YM Seattle” (or, as contemplated in clause 4.3, a Replacement Ship), Seacarriers Services Inc., a corporation incorporated and existing under the laws of Liberia and with its registered office at 80 Broad Street, Monrovia, Liberia, and any Liberian successor corporation by Merger;

(vi)      in respect of the m.v. “YM Vancouver” (or, as contemplated in clause 4.3, a Replacement Ship), Seacarriers Lines Inc., a corporation incorporated and existing under the laws of Liberia and with its registered office at 80 Broad Street, Monrovia, Liberia, and any Liberian successor corporation by Merger;

(vii)     in respect of the m.v. “YM Colombo” (or, as contemplated in clause 4.3, a Replacement Ship), Auckland Marine Inc., a corporation incorporated and existing under the laws of Liberia and with its registered office at 80 Broad Street, Monrovia, Liberia, and any Liberian successor corporation by Merger; and

(viii)    in respect of the m.v. “YM Singapore” (or, as contemplated in clause 4.3, a Replacement Ship), Wellington Marine Inc., a corporation incorporated and existing under the laws of Liberia and with its registered office at 80 Broad Street, Monrovia, Liberia, and any Liberian successor corporation by Merger, and together the “Owners”

Owner Earnings Accounts means the accounts at the Account Bank in the name of the Owners, being:

(i)         in respect of Seacarriers Services Inc., account number 24.07.63.769 with IBAN NL59 FTSB 0240 7637 69 designated “Seacarriers Services Inc.”;

(ii)        in respect of Seacarriers Lines Inc., account number 24.07.63.777 with IBAN NL37 FTSB 0240 7637 77 designated “Seacarriers Lines Inc.”;

(iii)       in respect of Auckland Marine Inc., account number 24.07.63.742 with IBAN NL12 FTSB 0240 7637 42 designated “Auckland Marine Inc.”; and

(vi)      in respect of Wellington Marine Inc., account number 24.07.63.750 with IBAN NL87 FTSB 0240 7637 50 designated “Wellington Marine Inc.”,

each being a Dollar account with the Account Bank to which all Earnings are to be paid and includes any sub-account thereof or time deposit account constituted by moneys originally held on such Owner Earnings Account and any other account designated by the Agent to be an Owner Earnings Account for the purposes of this Agreement;

Permitted Encumbrances means (a) any Encumbrance created pursuant to the Security Documents and (b) Permitted Liens;

Permitted Liens means any lien on a Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading and in any event not more than thirty (30) days overdue, any lien for salvage and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Agent, acting on the instructions of the Majority Lenders) exceeding the Casualty Amount;

Pollutant means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

Qualifying Swap means a swap transaction entered into pursuant to a Master Agreement between the Borrower and a Swap Banks in relation to a portion of the Borrower’s liability for interest under this Agreement;

Qualifying Swaps Period means the period from the date on which the swap transaction contemplated by a Qualifying Swap takes effect until the date on which that swap transaction is scheduled to expire;

Quotation Date means in relation to any period for which an interest rate is to be determined under this Agreement, the first day of the relevant period or, if such day is not a Banking Day, the immediately preceding Banking Day;

Reference Banks means the principal London offices of The Royal Bank of Scotland plc, Bank of Scotland plc and HSBC Bank plc or such other banks as may be appointed by the Agent in consultation with the Borrower;

Registry means such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the Ships, the relevant Owner’s title to each Ship and the Mortgages under the laws and the flag of such Flag State;

Relevant Jurisdiction means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected or where a Ship is registered;

Relevant Person means the Borrower, the Security Parties and any company which is a subsidiary of the Borrower or a Security Party but excluding any company which is dormant or the value of whose gross assets is $50,000 or less;

Relevant Ship means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to any Security Party;

Repayment Dates means, subject to clause 6.3, each of the sixteen (16) dates falling at six (6) monthly intervals commencing the date falling twenty-four (24) months after the Drawdown Date with the last such date falling on the Final Repayment Date;

Replacement Charter means a charter which replaces a Charter in accordance with clause 4.2.5 of the Security Deed;

Replacement Conditions means:

(A)                   the value of the Replacement Ship (calculated in accordance with clause 8.2.2 and with reference to the intended date of acquisition) is equal to or greater than the value of the ship which has suffered a Total Loss or has been sold (calculated in accordance with clause 8.2.2 and with reference to the Banking Day before the ship suffered or is deemed to suffer a Total Loss or such date prior to sale as the Agent may reasonably determine); and

(B)                     receipt by the Agent of the following:

(a)        a ship mortgage and deed of covenants executed by the Owner whose Ship has been or is to be sold or become Total Loss in relation to the Replacement Ship (the Replacement Ship Mortgage and Deed of Covenants);

(b)        a legal opinion with respect to registration of the Replacement Ship and the effectiveness of the Replacement Ship Mortgage and Deed of Covenants and any other matters of the relevant Flag State;

(c)        a legal opinion with respect to matters of Liberian law in relation to the execution of the documentation referred to in this definition by the relevant Owner;

(d)        the equivalent documents and evidence as are set out in Schedule 4, part 1, paragraphs 2, 3 and 4 and Schedule 4, part 2, paragraphs 6, 9 and 10 with respect to the Replacement Ship Mortgage and Deed of Covenants; and

(e)        all other documents and evidence from the Borrower, the relevant Owner or otherwise which the Agent (acting on the instructions of the Lenders) or the Security Trustee considers to be necessary to create effective security over the Replacement Ship;

(C)                     the consent of the Lenders to the replacement of the Ship which has been or is to be sold or become Total Loss with the Replacement Ship, such consent not to be unreasonably withheld.

Replacement Ship means a ship of an equivalent type to the Ships as at the date hereof;

Replacement Ship Mortgage and Deed of Covenants has the meaning given to that term in the definition of Replacement Conditions;

Requisition Compensation means all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of a Ship;

SEC means the Securities and Exchange Commission of the U.S.A.;

Security Deed means the deed executed or, as the context may require, to be executed by each Owner in favour of the Security Trustee containing an assignment of, inter alia, the Charters, the Earnings, the Insurances and Requisition Compensation of the Ships;

Security Documents means this Agreement, each Mortgage, the Security Deed, the Account Pledge, the Trust and Agency Agreement, the Guarantee, each Charter Notice and Acknowledgement, any Manager’s Undertaking, each Qualifying Swap, each Master Agreement, any Replacement Ship Mortgage and Deed of Covenants and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrower pursuant to this Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

Security Party means each of the Borrower, each Owner and any other person who may at any time be a party to any of the Security Documents (other than the Finance Parties);

Security Period means the period commencing on the date of this Agreement and terminating upon discharge of the security created by the Security Documents following payment of all moneys payable thereunder;

Security Requirement means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower, the Owners and the Finance Parties) which is (at all times) one hundred and twenty-five per cent (125%) of the Loan;

Security Trustee means Fortis Bank (Nederland) N.V. acting through its offices at Coolsingel 93, P.O. Box 749, 3000 AS Rotterdam, The Netherlands (or of such other address as may last have been notified to the other parties in this Agreement pursuant to clause 16.1.3) and its successor in title or such other person as may be appointed security trustee for the Finance Parties pursuant to the Trust and Agency Agreement;

Security Value has the meaning given to that term in clause 8.2.2(e);

Ship means:

(i)                          the 4,253 TEU container ship built at Samsung Heavy Industries Co., Ltd. known as the m.v. “YM Seattle” registered in the name of Seacarriers Services Inc. under the laws and flag of Cyprus with official number 9360910;

(ii)                       the 4,253 TEU container ship built at Samsung Heavy Industries Co., Ltd. known as the m.v. “YM Vancouver” registered in the name of Seacarriers Lines Inc. under the laws and flag of Cyprus with official number 9363364;

(iii)                    the 4,300 TEU container ship built at Hyundai Heavy Industries Co., Ltd. known as the m.v. “YM Colombo” registered in the name of Auckland Marine Inc. under the laws and flag of Liberia with official number 13289; and

(iv)                   the 4,300 TEU container ship built at Hyundai Heavy Industries Co., Ltd. known as the m.v. “YM Singapore” registered in the name of Wellington Marine Inc. under the laws and flag of Liberia with official number 13530,

Provided that if one of the above ships has been replaced in accordance with clause 4.3, this definition shall not include that ship and shall instead include the relevant Replacement Ship,

and together the “Ships”;

SMC in respect of a Ship, means a safety management certificate issued in respect of that Ship in accordance with rule 13 of the ISM Code;

Subsidiary of a person means any company or entity directly or indirectly controlled by such person, and for this purpose control means either the ownership of more than fifty per cent. (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

Substitution Certificate means a certificate substantially in the terms of schedule 6 (or in such other form as the Lenders may approve or require);

Swap Bank means each of:

(a)        Fortis Bank (Nederland) N.V., acting through its offices at Coolsingel 93, P.O. Box 749, 3000 AS Rotterdam, The Netherlands;

(b)       Lloyds TSB Bank plc, acting through its offices at 10 Gresham Street, London, EC2V 7EA, United Kingdom; and

(c)        National Bank of Greece S.A., acting through its offices at acting through its office at 2 Bouboulinas Street & Akti Miaouli, 185 38 Piraeus, Greece,

and Swap Banks means all of them.

Taxes includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and Taxation and Tax shall be construed accordingly;

Termination Date means the last day of the Drawdown Period;

Total Commitments at any relevant time means the total of the Commitments of all the Lenders at such time;

Total Loss means:

(a)                       an actual, constructive, compromised or arranged total loss of a Ship; or

(b)                      the Compulsory Acquisition of a Ship; or

(c)                       the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to the Compulsory Acquisition of a Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless that Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

Transaction Documents means, collectively, the Security Documents, the Management Agreements and the Charters;

Trust and Agency Agreement means the trust and agency agreement executed or, as the context may require, to be executed between the Finance Parties and the Borrower;

Unaudited Financial Statements means the 6-monthly consolidated financial statements of the Borrower’s Group prepared in accordance with the provisions of clause 8.1.6 in the English language by the Borrower in respect of the preceding 6-month period; and

US GAAP means, for the purposes of the preparation and/or audit of the Audited Financial Statements and the Unaudited Financial Statements, generally accepted accounting principles and practices in the United States of America.

1.3        Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4        Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1        references to any person includes such person’s successors in title and permitted assignees and transferees;

1.4.2        references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.3        references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.4        references to a regulation include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.5        references to a month mean a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month, (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and months and monthly shall be construed accordingly and (c) references to a calendar shall be construed as references to the Gregorian calendar;

1.4.6        words importing the plural shall include the singular and vice versa;

1.4.7        references to a time of day are to London time;

1.4.8        references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.9        references to a guarantee include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and guaranteed shall be construed accordingly;

1.4.10      references to assets include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

1.4.11      references to a document being in the agreed form shall mean a document in a form agreed by (and for the purposes of identification initialled by and on behalf of) the Borrower, each relevant Security Party which is a party thereto and the Agent; and

1.4.12      references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5        Obligations several

The obligations of each Lender under this Agreement are several; the failure of any Lender to perform such obligations shall not relieve any other Finance Party or the Borrower of any of its obligations or liabilities under this Agreement nor shall the Agent, the Lead Arranger or either of the Co-Arrangers be responsible for the obligations of any Lender (except for its own respective obligations, if any, as a Lender) nor shall any Lender be responsible for the obligations of any other Lender under this Agreement.

1.6        Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Lenders) the interests of the Finance Parties are several and the amount due to the Agent, the Lead Arranger or either of the Co-Arrangers (for its own account) and to each Lender is a separate and independent debt.  Save as set forth in the Trust and Agency Agreement, the Agent, the Lead Arranger, each Co-Arranger and each Lender shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for another Finance Party to be joined as an additional party in any proceedings for this purpose.

1.7        Third Parties

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to it.

2        The Commitments

2.1        Amount

2.1.1       The Lenders, relying upon each of the representations and warranties in clause 7 agree to lend to the Borrower upon and subject to the terms of this Agreement the principal amount of their respective Commitments.

2.1.2       On or about the date hereof, each of the Ships shall be valued on a charter-free basis and on the basis of a sale for prompt delivery for cash at arms length on normal commercial terms as between a willing buyer and a willing seller in Dollars by two Approved Brokers selected by, and at the cost of, the Borrower.  The Fair Market Value shall be the aggregate of the arithmetic average of the two valuations for each Ship.

(a)     If eighty per cent (80%) of the Fair Market Value is less than $253,200,000, the Total Commitments shall be an amount equal to eighty per cent (80%) of the Fair Market Value and each Lender’s Commitment shall be reduced pro rata.  The Agent shall notify the Borrower of the reduced amount of each Lender’s Commitment.

(b)     If eight per cent (80%) of the Fair Market Value is equal to or greater than $253,200,000, the Total Commitments shall be $253,200,000.

2.1.3        The obligation of each Lender shall be to contribute that portion of the Advance which, as at the Drawdown Date, its Commitment bears to the Commitments of all Lenders.

2.2        Single Advance

The loan facility referred to in clause 2.1 shall be available for drawing in a single Advance in an amount not exceeding the Total Commitments, which may only be made on a Banking Day falling within the Drawdown Period.

2.3        Drawdown

2.3.1        Subject to the terms and conditions of this Agreement, the Advance shall be made available to the Borrower following receipt by the Agent from the Borrower of a Drawdown Notice not later than 10:00 a.m. on the third (3rd) Banking Day before the proposed Drawdown Date.

2.3.2        A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.5.1, be irrevocable.

2.4        Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Agent shall notify each Lender thereof and of the date on which the Advance is to be made and subject to the terms of this Agreement, each of the Lenders shall make available to the Agent its proportion of the Advance for payment by the Agent in accordance with clause 6.2.

2.5        Application of proceeds

Without prejudice to the Borrower’s obligations under clause 8.1.19, none of the Finance Parties shall have any responsibility for the application of the proceeds of the Advance by the Borrower.

3        Interest and interest periods

3.1        Interest rate

Interest on the Loan shall accrue from day to day throughout the Security Period and be paid by the Borrower on in respect of each Interest Period relating thereto on each Interest Payment Date for that Interest Period at the rate per annum which is the aggregate of LIBOR, Mandatory Costs and the Margin for that Interest Period in each case.

3.2        Determination of Interest Periods

The Borrower may (in relation to the first Interest Period) in the Drawdown Notice or (in relation to each subsequent Interest Period, save those periods to which clause 3.3 shall apply) by notice to be received by the Agent not later than 10:00 am (London time) on the third (3rd)

Banking Date before the beginning of the applicable Interest Period select a duration of one (1), three (3), six (6), nine (9) or twelve (12) month(s) (or such shorter or longer period as may be approved by the Agent) for such Interest Period.  Unless otherwise selected each Interest Period shall have a duration of three (3) months.  Each Interest Period shall be subject as follows:

(a)     the first such Interest Period shall commence on the Drawdown Date and shall (subject to clause 6.3) end on expiry of the period selected by the Borrower pursuant to this clause 3.2 or on the date falling three (3) months after the Drawdown Date in the absence of selection;

(b)     each subsequent Interest Period shall commence on the expiry of the immediately preceding Interest Period; and

(c)     if any such Interest Period would otherwise overrun any Repayment Date, in the case of the relevant Final Repayment Date such Interest Period shall end on such Final Repayment Date and, in the case of any other Repayment Date, the Loan shall be divided into two parts, one part in an amount not less than the repayment instalment due on such Repayment Date and having an Interest Period ending on such date and the other part in an amount equal to the balance of the Loan having an Interest Period ascertained in accordance with the other provisions of this clause 3.2.

3.3        Default interest

3.3.1        If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.3) on its due date for payment under any of the Security Documents, the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.3.  The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent (after consultation with the Lenders so far as reasonably practicable in the circumstances) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.

3.3.2        The rate of interest applicable to each unpaid sum and for each such period shall be the aggregate (as determined by the Agent under the preceding paragraph) of (a) two per cent. (2%) per annum, (b) LIBOR for the relevant period, (c) the Margin and (d) Mandatory Costs.

3.3.3        If the unpaid sum is an amount of principal which shall have become due and payable, by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 8.2 or 12.1, prior to the next succeeding Interest Payment Date relating thereto, the first period selected by the Agent shall end on such Interest Payment Date and interest shall be payable on such unpaid sum during such period at a rate of two per cent. (2%) above the rate applicable thereto immediately before it shall have become so due and payable.

3.3.4        Interest under this clause 3.3 shall be due and payable on the last day of each period determined by the Agent pursuant to this clause 3.3 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid.  If, for the reasons specified in this clause 3.5.1 the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.3, each Lender shall promptly notify the Agent of the cost of funds to such Lender and interest on any sum not paid on its due date for payment shall be calculated for each Lender at a rate determined by the Agent to be two per cent. (2%) per annum above the cost of funds to such Lender.

3.4        Notification of Interest Periods and interest rate

The Agent shall notify the Borrower and the Lenders promptly of the duration of each Interest Period or other period for the calculation of interest (or, as the case may be, default interest) and of each rate of interest determined by it under this clause 3.

3.5        Market disruption; non-availability

3.5.1        If and whenever, at any time prior to the commencement of any Interest Period:

(a)     the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)     the Agent shall have received notification from the Lenders with Contributions aggregating not less than fifty per cent. (50%) of the Contributions of all the Lenders (or prior to the first Drawdown Date, with Commitments aggregating not less than fifty per cent. (50%) of the Commitments of all the Commercial Lenders) that deposits in Dollars are not available to such Lenders in the ordinary course of business in sufficient amounts to fund their Contributions for such Interest Period or that LIBOR does not accurately reflect the cost to such Lenders of obtaining such deposits, the Agent shall forthwith give notice (a Determination Notice) thereof to the Borrower and to each of the Lenders.  A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.  After the giving of any Determination Notice (and until the Agent notifies the Borrower that none of the circumstances specified in this clause 3.5.1 continues to exist) the undrawn amount of the Commitments of the Lenders shall only be borrowed (and the Advance may only be requested) if a New Lender Basis has been agreed pursuant to clause 3.5.2.

3.5.2        During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.5.1, each Lender that has notified the Agent thereunder, shall certify to the Agent an alternative basis (Alternative Basis) for making available or, as the case may be, maintaining its Contribution. The Alternative Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Lender equivalent to the Margin for the relevant Interest Period. The Agent shall calculate the arithmetic mean of the Alternative Bases provided by the Lenders (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) (New Lender Basis) and certify the same to the Borrower and each of the Lenders. The New Lender Basis so certified shall be binding upon the Borrower and the affected Lenders and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrower that none of the circumstances specified in clause 3.5.1 continues to exist whereupon the normal interest rate fixing provisions for the Loan shall apply.

4        Repayment and prepayment

4.1        Repayment

The Borrower shall repay the Loan as follows:

4.1.1        by sixteen (16) equal instalments of eight million, six hundred and twenty-seven thousand, three hundred and thirty-six Dollars ($8,627,336), one such instalment to be repaid on each of the sixteen (16) consecutive Repayment Dates commencing the date falling twenty-four months after the Drawdown Date; and

4.1.2        a final balloon payment of one hundred and fifteen million, one hundred and sixty-two thousand, six hundred and twenty-four Dollars ($115,162,624) on the Final Repayment Date.

4.2        Voluntary prepayment

The Borrower may prepay the Loan in whole or part (being $500,000 or any larger sum which is an integral multiple of $500,000) on the last day of any Interest Period, subject to the Borrower giving the Agent at least fifteen (15) days’ prior notice in writing of its intention to make any such prepayment. The amount of each prepayment shall be regarded as being divided between the Lenders in the ratio that their respective Contributions bear to the aggregate Contributions of all Lenders as at the time of prepayment.  No prepayment premium or penalty is due in respect of any prepayment under this clause 4.2.

4.3        Prepayment on Total Loss or sale

4.3.1        Before the Advance is drawn

On a Ship being sold or becoming a Total Loss before the Advance is drawn down, the obligations of the Lenders to make available the Loan Facility set forth in clause 2.1 shall immediately cease and the Lenders’ Commitments shall be reduced to zero on the Pre-Advance Disposal Reduction Date, unless that Ship being sold or becoming a Total Loss is replaced with a Replacement Ship and the Replacement Conditions have been met to the satisfaction of the Agent by the Pre-Advance Disposal Reduction Date.

4.3.2        After the Advance is drawn

If after the drawdown of the Advance, a Ship is sold or becomes a Total Loss, the Borrower shall prepay to the Agent (for account of the Lenders) the Disposal Reduction Amount on the Post-Advance Disposal Reduction Date, unless that Ship being sold or becoming a Total Loss is replaced with a Replacement Ship and the Replacement Conditions have been met to the satisfaction of the Agent by the Post-Advance Disposal Reduction Date.

4.3.3        Notification

When the Agent determines a Disposal Reduction Amount in accordance with this clause 4.3, it shall promptly notify that amount to the Borrower.

4.3.4        Definitions

For the purposes of this clause 4.3:

(a)     Disposal Reduction Amount means the Loan multiplied by the proportion which the Market Value of the Ship which has been sold or become a Total Loss bears to the Market Value of all of the Ships (excluding Excluded Ships) plus, if the Agent (acting on the instructions of the Lenders) so elects, the Disposal Uplift Amount;

(b)    Disposal Uplift Amount means, if the Post-Disposal Security Value Ratio is less than 1:1 or the Pre-Disposal Security Value Ratio, an amount which is necessary for the Post-Disposal Ratio to exceed the higher of 1:1 and the Pre-Disposal Ratio;

(c)     Market Value means the value of a Ship or Ships calculated in accordance with clause 8.2.2 and with reference to the date on which the Total Loss or sale of a Ship has occurred;

(d)    Pre-Advance Disposal Reduction Date means:

(i)         where a Ship has become a Total Loss, the earlier of:

(A)       the date a Total Loss shall have been deemed to occur pursuant to 4.3.4(h);

(B)       the time of the incident which the Agent considers may result in that Ship becoming a Total Loss; and

(ii)        in the case of a sale, the date on which a binding agreement has been entered into for the sale of such Ship;

(e)     Post-Advance Disposal Reduction Date means:

(i)         where a Ship has become a Total Loss, the earlier of:

(A)       the date falling one hundred and twenty (120) days after that Ship becomes a Total Loss; and

(B)       the date on which insurance proceeds or Requisition Compensation in respect of such Total Loss are received by the relevant Owner (or the Security Trustee on behalf of the Lenders as assignee of the assureds pursuant to the relevant Security Document); and

(ii)        where a Ship is sold, the date upon which such sale is completed by the transfer of title to that Ship to the purchaser in exchange for payment of the relevant purchase price;

(f)     Post-Disposal Security Value Ratio means the ratio which the Security Value (calculated in accordance with clause 8.2.2(e) and on the basis that the Ship is an Excluded Ship) bears to the Security Requirement (calculated so as to include prepayment of the Disposal Reduction Amount);

(g)    Pre-Disposal Security Value Ratio means the ratio which the Security Value (calculated in accordance with clause 8.2.2(e) but on the basis that the Ship is not an Excluded Ship) bears to the Security Requirement (calculated so as to exclude prepayment of the Disposal Reduction Amount); and

(h)    A Total Loss shall be deemed to have occurred:

(i)         in the case of an actual total loss of a Ship on the actual date and at the time that Ship was lost or destroyed or, if such date is not known, on the date on which that Ship was last reported;

(ii)        in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of that Ship is given to the insurers of that Ship for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

(iii)       in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of a Ship;

(iv)       in the case of Compulsory Acquisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(v)        in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of that Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the applicable Borrower of the use of that Ship for more than thirty days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.3.5        Insurance proceeds

Any insurance moneys or Requisition Compensation or proceeds of sale received by the Security Trustee or the Lenders in respect of such Total Loss under the relevant Security Document or sale of a Ship shall (if and to the extent necessary to ensure compliance with clause 4.3) be applied by the Agent in or towards making any prepayment and paying any other moneys required under clause 4.3 and provided no Default has occurred and is continuing the balance, if any, shall be paid to the Borrower or as it may direct.

4.4        Amounts payable on prepayment

Any prepayment under this Agreement shall be made together with: (a)  accrued interest on the amount to be prepaid to the date of such prepayment, (b) any amount payable under clause 6.8 or 12.2 and (c) all other sums payable by the Borrower under this Agreement or any of the other Security Documents including, without limitation, any amounts payable under clause 11.

4.5        Notice of prepayment; reduction of repayment instalments

Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrower to make such prepayment on the date specified.  No amount prepaid may be re-borrowed.  Any amount prepaid pursuant to clause 4.2 shall be applied in reducing the repayment instalments under clause 4.1 in the order of their due dates for payment or as may be agreed from time to time between the Borrower and the Lenders.  The Borrower may not cancel the Commitments nor prepay the Loan or any part thereof save as expressly provided in this Agreement.

5        Commitment commission, fees and expenses

5.1        Fees

The Borrower shall pay on the date hereof to the Lead Arranger for itself and the Co-Arrangers $1,284,000 being an amount equal to zero point five per cent (0.5%) of the Commitments at the date hereof.  Such fees shall be payable by the Borrower whether or not any of the Commitments of the Lenders are advanced.

5.2        Expenses

The Borrower shall pay to the Agent on a full indemnity basis on demand:

5.2.1        all expenses (including legal, insurance, translation, printing and out of pocket expenses and any taxes thereon) properly incurred by the Finance Parties in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents (subject to any limit agreed between the Agent and any counsel instructed by it and the Borrower) and of any amendment or extension of, or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2        all expenses (including legal, translation, printing and out of pocket expenses) properly incurred by the Finance Parties or any of them in connection with, the enforcement or attempted enforcement of, or preservation or attempted preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.3 from the date falling five (5) Banking Days following the receipt by the Borrower of an invoice from the Agent with respect to those expenses to the date of payment (as well after as before judgment).

5.3        Value Added Tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by the Finance Parties or any of them under this Agreement, the Trust and Agency Agreement or any other Security Document shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4        Stamp and other duties

The Borrower shall pay all stamp, documentary, registration or other like duties or Taxes (including, but without limitation, any duties or Taxes payable by, or assessed on, any of the Finance Parties) imposed on or in connection with any of the Transaction Documents, the

Security Documents or the Loan and shall indemnify each of the Finance Parties against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes.

6        Payments and taxes; accounts and calculations

6.1        No set-off or counterclaim; distribution to the Lenders

6.1.1        The Borrower acknowledges that in performing their obligations under this Agreement the Lenders will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Lenders and that it is reasonable for the Lenders to be entitled to receive payments from the Borrower gross on the due date in order that the Lenders are put in a position to perform their matching obligations to the relevant third parties.

6.1.2        Accordingly, all payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set off or counterclaim whatsoever and, subject as provided in clause 6.8, free and clear of any deductions or withholdings, in Dollars (except for costs, charges or expenses which shall be paid in the currency in which they are incurred) on the due date to the account of the Agent at such bank in such place as the Agent may from time to time specify for this purpose, save for payments in respect of a Qualifying Swap or a Master Agreement which shall be made in accordance with the terms of those documents to the account of the Swap Banks at such bank in such place as each Swap Bank may from time to time specify in accordance with those documents.

6.1.3        Save where the Security Documents provide for a payment to be made for the account of a particular Finance Party, in which case the Agent shall distribute the relevant payment to the Finance Party concerned, payments to be made by the Borrower under the Security Documents in respect of amounts due under or in connection with the Loan shall be for the account of all the Lenders and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Lenders rateably in accordance with their Commitments or Contributions, as the case may be).

6.2       Payment by the Lenders

All sums to be advanced by the Lenders to the Borrower under this Agreement shall be remitted in Dollars on the Drawdown Date (or earlier) to the account of the Agent with ABN AMRO Bank N.V., New York Branch, SWIFT address ABNAUS33 for the account of Fortis Bank (Nederland) N.V., Rotterdam, SWIFT address FTSBNL2R for further credit to account number 25.11.89.694 with reference “Danaos” or at such other bank as the Agent may have notified to the Lenders and shall be paid by the Agent on such date in like funds as are received by the Agent to the account or accounts specified in the relevant Drawdown Notice.

6.3       Payment by the Borrower

All sums to be repaid by the Borrower to the Lenders under this Agreement shall be remitted in Dollars on each of the Repayment Dates to the account of the Agent (ABN AMRO Bank N.V., New York branch, SWIFT: ABNAUS33, Account Name: Fortis Bank (Nederland) N.V., Rotterdam, SWIFT: FTSBNL2R, Reference: “For further credit / Acc. 25.11.89.694 / Danaos Corporation”).

6.4       Non-Banking Days

When any payment under any of the Security Documents would otherwise be due or an Interest Period would otherwise end on a day which is not a Banking Day, the due date for payment or, as the case may be, the applicable Interest Period shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made or, as the case may be, the applicable Interest Period shall end on the immediately preceding Banking Day.

6.5       Agent may assume receipt

Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled.  If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

6.6       Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.  In calculating the actual number of days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

6.7       Certificates

Any certificate or determination of the Agent or any Lender as to any rate of interest, rate of exchange or any other amount pursuant to and for the purposes of any of the Security Documents shall, as between Finance Parties and as between any Finance Party and the Borrower or any other Security Party, be regarded as being conclusive evidence of such rate or other amount.

6.8       Grossing-up for Taxes - Borrower

If at any time the Borrower is required by any applicable law or regulation of any Government Entity binding on it to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Finance Party (or if the Agent is required to make any such deduction or withholding from a payment to a Finance Party),

(a)     the Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)    the Borrower shall pay to the relevant tax authorities promptly and in any event before any fine or penalty arises each amount so deducted or withheld and deliver to the Agent the original of any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

(c)     the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Finance Party against any losses or costs incurred by it by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.

6.9       Claw-back of tax benefit

If, following any such deduction or withholding as is referred to in clause 6.8 from any payment by the Borrower and the payment by the Borrower of the amount of such deduction or withholding to the appropriate tax authorities, the Agent or any Lender, shall receive or be granted a credit against or remission for any Taxes payable by it (by reason of the payment of such deduction or withholding to the tax authorities), the Agent or such Lender shall, subject to the Borrower having made any increased payment in accordance with clause 6.8 and to the extent the Agent or such Lender can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the Agent or such Lender to obtain any other relief or allowance which may be available to it and to apply any credit or remission in such order and against such amounts as it may choose, reimburse the Borrower with such amount as the Agent or such Lender shall certify to be the proportion of such credit or remission as will leave it (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrower as aforesaid. Such reimbursement shall be made forthwith upon the Agent or, as the case may be, the relevant Lender certifying that the amount of such credit or remission has been received by it. Nothing contained in this clause shall oblige the Agent or any Lender to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Borrower shall not, by virtue of this clause 6.9, be entitled to enquire about the Agent’s or any Lender’s tax affairs.

6.10      Bank account

Each Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents.  The Agent shall maintain a control account showing and other sums owing by the Borrower under the Security Documents (excluding each Qualifying Swap and each Master Agreement).  The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under those Security Documents.

7      Representations and warranties

7.1      Continuing representations and warranties

The Borrower represents and warrants to each of the Finance Parties that:

7.1.1      Status: the Borrower is a corporation domesticated in and validly existing and in good standing under the laws of the Republic of the Marshall Islands.

7.1.2      Share capital and ownership: the Borrower has an authorised share capital of 205,000,000 shares, par value $0.01 each, of which 200,000,000 shares are common stock and 5,000,000 shares are preferred stock.  The Borrower is the indirect and ultimate owner of all the issued ordinary share capital of each Owner.

7.1.3      Corporate power: the Borrower (or in the case of paragraph (a), each Owner) has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)     to execute, enter into, and perform its obligations under the Transaction Documents to which it is or is to be a party and (in the case of each Owner) register the relevant Ship in its name under a Flag State; and

(b)    to borrow under this Agreement and to make all the payments contemplated by, and to comply with, those Transaction Documents to which the Borrower is a party

7.1.4      Consents in force: All the consents referred to in clause 8.1.8 remain in force and nothing has occurred which makes any of them liable to revocation;

7.1.5      Legal validity; effective security interests: the Security Documents to which the Borrower is a party, do now or, case the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Security Documents):

(a)     constitute the Borrower’s legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b)    create legal, valid and binding Encumbrances enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

subject to any relevant insolvency laws affecting creditors’ rights generally;

7.1.6      No third party Encumbrances: at the time of the execution and delivery of each Security Document to which the Borrower is a party:

(a)              the Borrower will have the right to create all the Encumbrances which that Security Document purports to create; and

(b)             no third party will have any Encumbrances (except for any Permitted Encumbrances) or any other interest, right or claim over, in, or in relation to any asset to which any such Encumbrances, by its terms, relates.

7.1.7      No conflicts: the execution by the Borrower of each Security Document to which it is a party, and the borrowing by the Borrower of the Loan, and its compliance with each Security Document to which it is a party will not involve or lead to a contravention of:

(a)     any law or regulation; or

(b)    the constitutional documents of the Borrower; or

(c)     any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

7.1.8      Information.  All information which has been provided in writing by or on behalf of the Borrower or any Security Party to the Lender in connection with any Finance Document satisfied the requirements of clause 8.1.3.

7.1.9      No litigation: no legal or administrative action involving the Borrower has been commenced or taken or, to the Borrower’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Borrower’s ability to satisfy and discharge in a timely manner any of its liabilities or obligations under any Transaction Document.

7.1.10      No rebates etc.: there is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to the Owners or any third party in connection with the purchase by each Owner of the Ship owned by it, other than as disclosed to the Agent in writing on or prior to the date of this Agreement.

7.1.11      Taxes paid: the Borrower has paid all taxes applicable to, or imposed on or in relation to the Borrower and its business.

7.1.12      Compliance with certain undertakings at the date of this Agreement the Borrower is in compliance with clauses 8.1.1, 8.1.4, 8.1.8 and 8.11.

7.1.13      ISM Code and ISPS Code compliance: all requirements of the ISM Code and the ISPS Code as they relate to the Borrower, each Owner, the Manager and the Ships have been complied with.

7.1.14      No money laundering: in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Transaction Documents, and the transactions and other arrangements effected or contemplated by the Transaction Documents to which the Borrower is a party, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

7.2      Initial representations and warranties

The Borrower further represents and warrants to each of the Finance Parties that:

7.2.1      No withholding taxes: all payments which the Borrower is liable to make under the Transaction Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Relevant Jurisdiction.

7.2.2      No default: no Default or Event of Default has occurred and is continuing.

7.2.3      Validity and completeness of Charters and the Management Agreements:

(a)     The copies of the Charters and the Management Agreements delivered to the Agent before the date of this Agreement are true and complete copies;

(b)    The Charters and the Management Agreements each constitute valid, binding and enforceable obligations of the relevant parties thereto in accordance with its terms; and

(c)     Other than those amendments and additions to the Charters and the Management Agreements disclosed to the Agent before the date of this Agreement, no amendments or additions to either document has been agreed nor has any party thereto waived any of their respective rights thereunder.

7.2.4      Compliance with Environmental Laws and Approvals: except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Finance Parties:

(a)     to the best of the Borrower’s knowledge and belief, the Borrower and its Subsidiaries have complied with the provisions of all Environmental Laws;

(b)    to the best of the Borrower’s knowledge and belief, the Borrower and its Subsidiaries have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)     neither the Borrower nor any of its Subsidiaries has received notice that the Borrower or any such Subsidiary is not in compliance with any Environmental Law or any Environmental Approval.

7.2.5      No Environmental Claims: except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Finance Parties there is no Environmental Claim pending or to the best of the Borrower’s knowledge and belief, threatened against the Borrower or any of its Subsidiaries or any Relevant Ship.

7.2.6      No potential Environmental Claims: except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Finance Parties to the best of the Borrower’s knowledge and belief, there has been no emission, spill, release or discharge of a Pollutant from any Relevant Ship which could give rise to an Environmental Claim.

7.3      Repetition of representations and warranties

The Borrower shall be deemed to repeat on the Drawdown Date the representations and warranties in 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day.

8      Undertakings

8.1      General

The Borrower undertakes with each of the Finance Parties to comply with the following provision of this clause 8 at all times during the Security Period except as the Agent may otherwise permit:

8.1.1         Title; negative pledge and pari passu ranking: the Borrower will:

(a)     indirectly hold the entire beneficial interest in, the ordinary shares of each Owner, free from all Encumbrances and other interests and rights of every kind, except for Permitted Encumbrances;

(b)    not create or permit to arise any Encumbrance over any other asset, present or future other than in the normal course of its business of acquiring, financing and operating vessels; and

(c)              procure that its liabilities under the Security Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured liabilities, except for liabilities which are mandatorily preferred by law;

8.1.2           No disposal of assets: the Borrower will not transfer, lease or otherwise dispose of:

(a)              all or a substantial part of its assets (including without limitation, the shares of the Owners), whether by one transaction or a number of transactions, whether related or not; or

(b)             any debt payable to it or any other right (present, future or contingent) to receive a payment, including any right to damages or compensation;

if such transfer, lease or disposal results in a reduction of the Market Value Adjusted Total Assets by at least 50 per cent.  In all circumstances the Borrower shall be deemed to have complied with its obligations under this clause 8.1.2 by providing the Agent with prior written notice of its decision to transfer, lease or otherwise dispose of its assets as aforesaid;

8.1.3           Information provided to be accurate: all financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Transaction Document will be true and not misleading and will not omit any material fact or consideration;

8.1.4           No other liabilities or obligations to be incurred. it will procure that none of the Owners will incur any liability or obligation except liabilities and obligations:

(a)              under the Transaction Documents to which each Owner is a party; and

(b)             incurred in the normal course of its business of operating vessels;

8.1.5           Provision of financial statements: the Borrower will:

(a)              as soon as possible, but in no event later than 180 days after the end of each financial period to which they relate (commencing with the financial period ended 31 December 2007), make available the Audited Financial Statements for that financial period on the Borrower’s website; and

(b)             as soon as possible, but in no event later than 90 days after the end of each 6-monthly period to which they relate (commencing with the 6-monthly period ended 30 June 2008), make available the Unaudited Financial Statements for that financial period on the Borrower’s website;

8.1.6           Form of financial statements: all accounts (audited and unaudited) delivered under clause 8.1.5 will:

(a)              be prepared in accordance with all applicable laws and Accounting Principles;

(b)             give a true and fair view of the states of affairs of the Borrower’s Group at the date of those accounts and of their or its profit for the period to which those accounts relate; and

(c)              fully disclose or provide for all significant liabilities of the Borrower’s Group;

8.1.7           Shareholder and creditor notices: the Borrower will send the Agent, at the same time as they are despatched, copies of all documents which are despatched:

(a)              to the Borrower’s creditors generally;

(b)             if there is no Event of Default, to its shareholders (or any class of them) which the Borrower is required to despatch by law; and

(c)              if there is an Event of Default which is continuing, all documents despatched by the Borrower to its shareholders (or any class of them).

8.1.8           Consents: the Borrower will maintain in force and promptly obtain or renew (or, as the case may be, will procure that there is maintained in force and promptly obtained or renewed), and will promptly send certified copies to the Agent of, all consents required:

(a)              for the Borrower and each Owner to perform its obligations under each Transaction Documents to which it is a party;

(b)             for the validity or enforceability of each Transaction Document to which it is a party; and

(c)              for each Owner to continue to own and operate the Ship owned by it,

and the Borrower will comply (or procure compliance) with the terms of all such consents;

8.1.9           Maintenance of Encumbrances: the Borrower will:

(a)              at its own cost, do all that it reasonably can to ensure that any Security Document validly creates the obligations and the Encumbrances which it purports to create; and

(b)             without limiting the generality of paragraph (a) at its own cost, promptly register, file, record or enrol any Security Document with any court or authority in the Marshall Islands, Liberia, Greece, Panama, Bahamas or Cyprus or such other jurisdiction which the Agent may reasonably require (including, without limitation, any Flag State if at the relevant time a Ship is registered under the laws of such Flag State), pay any stamp, registration or similar tax in any such country in respect of any Security Document, give any notice or take any other step which, in the opinion of the Lender, is or has become necessary or desirable for any Security Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Permitted Encumbrance which it creates;

8.1.10                         Notification of litigation: the Borrower will provide the Agent with details of any legal or administrative action involving the Borrower, any Security Party, the Manager or the Ships, their Earnings or their Insurances as soon as such action is instituted or it becomes apparent to that Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document;

8.1.11                         Principal place of business: the Borrower will maintain its place of business, and keep its corporate documents and records, at the address set out in the definition of “Borrower” and the Borrower will not establish, nor do anything as a result of which it would be deemed to have, a place of business in any other country;

8.1.12                         Confirmation of no default: the Borrower will, within 3 Banking Days after service by the Agent of a written request, serve on the Agent a notice which is signed by an authorised officer of the Borrower and which:

(a)              states that no Default or Event of Default has occurred; or

(b)             states that no Default or Event of Default has occurred, except for a specified event or matter, of which all material details are given,

The Agent may serve requests under this clause 8.1.12 from time to time; this clause 8.1.12 does not affect the Borrower’s obligations under clause 8.1.13;

8.1.13                         Notification of default: the Borrower will notify the Agent as soon as the Borrower becomes aware of:

(a)              the occurrence of a Default or an Event of Default; or

(b)             any matter which indicates that a Default or an Event of Default may have occurred,

and will thereafter keep the Agent fully up-to-date with all developments;

8.1.14                         Provision of further information: the Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating to:

(a)              the Borrower, the Owners, the Ships, their Earnings or their Insurances; or

(b)             any other matter relevant to, or to any provision of, a Transaction Document, which in each case may be requested by the Agent at any time;

8.1.15                         No amendment to the Transaction Documents: the Borrower shall not and it will ensure that no Owner shall, agree to any amendment or supplement to, or waive or fail to enforce, a Transaction Document to which it is a party to or any of its provisions;

8.1.16                         Purchase of further tonnage: the Borrower shall procure that each Owner shall not purchase a vessel other than the relevant Ship;

8.1.17                         “Know your customer” requirements: the Borrower shall provide to the Finance Parties (or any of them) such documentation and evidence as may be required by each of Finance Party from time to time comply with applicable law and regulations and its own internal guidelines in relation to the opening of bank accounts and the identification of its customers;

8.1.18                         Provision of copies and translation of documents: if the Agent so requires, the Borrower will supply the Agent with a certified English translation in respect of any of those documents referred to above, such translation to be prepared by a translator approved by the Agent;

8.1.19                         Tax Lease Structure: the Borrower may place any Ship within a tax lease structure with the prior written consent of the Lenders such consent not to be unreasonably withheld;

8.1.20                         Use of proceeds: use the Advance exclusively for the purposes specified in clause 1.1;

8.1.21                         Flag State: the Borrower shall ensure that at all times the Ships are registered in the name of the relevant Owner under the laws and flag of the relevant Flag State and are free from Encumbrances other than the relevant Mortgage; and

8.1.22                         Classification: the Borrower shall ensure that at all times the Ships maintains the relevant Classification Society free of all overdue recommendations and conditions affecting class.

8.2                         Security value maintenance

8.2.1                          Security shortfall: if at any time the Security Value shall be less than the Security Requirement, the Agent may, and if so instructed by the Majority Lenders, shall give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall either:

(a)              prepay within a period of ten (10) Banking Days of the date of receipt by them of the Agent’s said notice such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan for the Ships made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)             within ten (10) Banking Days of the date of receipt by the Borrower of the Agent’s said notice, constitute to the satisfaction of the Lenders such further security (in the form of an Encumbrance) for the Loan to be held by the Security Trustee, and as shall be acceptable to the Lenders having a value for security purposes (as determined by the

Lenders in their absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

The provisions of clauses 4.5 and 4.6 shall apply to prepayments under clause 8.2.1(a).

8.2.2                                Valuation of the Ships:

(a)              Prior to the Drawdown Date and thereafter at or about each anniversary of such Drawdown Date, each of Ships shall be valued in Dollars by two Approved Brokers selected by the Borrower.  The Borrower shall pay all costs properly incurred in respect of such valuations.  Each valuation shall be made without physical inspection unless required by the Majority Lenders (in which case the Borrower shall use reasonable efforts to facilitate any required physical inspection as soon as practicable after a request for the same).

(b)             Notwithstanding the foregoing, the Agent may, and if so instructed by the Majority Lenders, shall obtain two valuations of one or more of the Ships at any other time, but the Borrower shall only reimburse the Agent for the cost of such valuations if (a) an Event of Default has occurred which is continuing or (b) a Ship is being sold or there has been a Total Loss for the purpose of determining the Disposal Reduction Amount in accordance with clause 4.3, and in either case the Agent has served written demand on the Borrower in relation thereto.

(c)              Each valuation made in accordance with this clause 8.2.2 of a Ship shall be the aggregate of the present values (as may be conclusively determined by the Agent but subject to discount pursuant to clause 8.2.2(d)) of:

(i)                          where that Ship is subject to a charter or other contract of employment having an unexpired term of at least nine (9) months with a first class charterer acceptable to the Agent (acting in accordance with the instructions from the Lenders) (which acceptance shall not be unreasonably withheld), the bareboat-equivalent time charter income of that Ship in respect of the remaining unexpired term of the relevant charter or other contract of employment excluding any periods for which the relevant charter or contract of employment may be renewed at the option of any party (for the purposes of this clause 8.2.2(c), an option period); and

(ii)                       the current charter-free market value of a vessel with identical characteristics to that Ship other that its age which shall be considered to be the age of that Ship at the time of charter expiry (so adjusted for a higher age), as such value may be adjusted to take into account the terms of any commitments undertaken by the Owner of the Ship which may affect its value, and in the case of both (i) and (ii) on the basis of a sale for prompt delivery for cash at arms length on normal commercial terms as between a willing buyer and a willing seller.

(d)             The present values referred to in clause 8.2.2(c) shall be discounted in respect of a period equal to the unexpired term of the Ship’s time charter or other contract of employment (excluding any option periods) rounded up to the nearest year, as follows:

(i)                          in relation to a period which is a Qualifying Swap Period, the Interest Rate Swap Rate; and

(ii)                       in relation to each period which is not a Qualifying Swap Period (including the period from the expiry of the Qualifying Swap Period (and if there is more than one Qualifying Swap Period, the most recent one) to the time of charter expiry), the relevant ISDA Benchmark Rate collected daily by Reuters and ICA plc in respect of Loan (and not a proportion thereto) for that period.

(e)              The sum total of: (1) the aggregate of the arithmetic average of the most recent two valuations for each Ship (excluding each Excluded Ship) determined in accordance with this clause 8.2.2 and (2) the market value of any additional security for the time being actually provided to the Lenders pursuant to clause 8.2.1(b) as most recently determined in accordance with clause 8.2.4 (in each case as certified by the Agent to the Borrower which certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower, each of the Owners and the Finance Parties) shall at any time be the Security Value for the purposes of this Agreement.

(f)                The Agent shall provide the Borrower and each Lender with a copy of any valuation requested by it.

8.2.3                                Information: the Borrower undertakes with the Finance Parties to supply to the Agent and to any relevant Lenders such information concerning the applicable Ship and its condition as such brokers may reasonably require for the purpose of making any such valuation.

8.2.4                                Valuation of additional security: for the purpose of this clause 8.2, the market value of any additional security provided or to be provided to the Lenders shall be determined by the Agent, acting on the instructions of the Majority Lenders in their absolute discretion without any necessity for the Majority Lenders assigning any reason thereto (provided that any additional security granted by way of cash, should be valued on a Dollar by Dollar basis). Subject to the provisions of the Trust and Agency Agreement, the Agent may appoint such experts and appraisers as it may consider necessary in order to fulfil its instructions from the Majority Lenders pursuant to this clause 8.2.4 and shall not be required to act where no such instructions from the Majority Lenders are received. Any costs incurred by the Agent shall be reimbursed by the Borrower against copies of the applicable invoices.

8.2.5                                Documents and evidence: in connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to (and shall if so requested by the Majority Lenders) require the Borrower to provide such evidence and documents of the kind referred to in schedule 5 that it believes are appropriate (or which it has been required to request) and such favourable legal opinions as the Agent shall in its absolute discretion require.

8.2.6                                Release of additional security

If at any time the Security Trustee holds additional security provided under clause 8.2.1 and the Security Value of such additional security, disregarding the value of that additional security, exceeds the Security Requirement by at least ten per cent (10%) and the Security Value has been determined by reference to valuations provided no more than 90 days previously, or if an Charter is subsequently entered into, the Borrower may, by notice to the Agent, require the release and discharge of that additional security.  The Security Trustee shall then promptly release and discharge that additional security if no Default is then continuing or will result from such release and discharge and, upon such release and discharge and, if so required by the Agent and or the Security Trustee, the Borrower shall reimburse to the Agent and or the Security Trustee any costs and expenses in relation to that release and discharge.

8.3                        Financial Undertakings

8.3.1                          The Borrower shall ensure that at all times:

(a)               The ratio of Total Liabilities (after deducting all cash and Cash Equivalents) to Market Value Adjusted Total Assets (after deducting all cash and Cash Equivalents) shall not exceed 0.75:1;

(b)              The aggregate of all cash and Cash Equivalents shall not be less than $30,000,000;

(c)               The Interest Coverage Ratio shall not be less than 2.5:1;

(d)              The Market Value Adjusted Net Worth of the Borrower shall not be less than the higher of $250,000,000; and

(e)               From and including 31 March 2010 until the Final Repayment Date the Borrower shall maintain in the Borrower Account a cash deposit of at least $6,000,000;

8.3.2                               Compliance check.  Compliance with the undertakings contained in this clause 8.3 shall be determined in each financial period:

(a)               for the first 6-month period of each annual financial period, by reference to the Unaudited Financial Statements in respect of that 6-month financial period

(b)              for the second 6-month period of each annual financial period, by reference to the Audited Financial Statements relating to that annual financial period;

(c)               an any other time as the Agent may reasonably request by reference to such evidence as the Agent may require to determine and calculate the financial covenants referred to in clauses 8.2 and 8.3.

At the same time as it makes available each set of Audited Financial Statements and Unaudited Financial Statements referred to in clause 8.1.5, the Borrower shall deliver to the Agent a Compliance Certificate demonstrating its compliance (or not, as the case may be) with the provisions of clauses 8.2 and 8.3.

8.3.3        Definitions:

The accounting terms used in this clause 8 shall be construed in accordance with the Accounting Principles but so that:

Applicable Accounts means the most recent Audited Financial Statements or (as the case may be) Unaudited Financial Statements;

Borrower’s Income Statement has the meaning given to that term in the Applicable Accounts;

Cash Equivalents means:

(a)              deposits with first class international banks the maturity of which does not exceed 12 months;

(b)             bonds, certificates of deposits and other money market instruments or securities issued or guaranteed by the United States Government; and

(c)              any other instruments approved by the Agent, with the authorisation of the Majority Lenders;

Compliance Date means a date on which compliance with the undertakings contained in this clause 8.3 is determined in accordance with clause 8.3.2;

EBITDA means, in respect of the relevant period, the net income of the Borrower’s Group before interest, taxes, depreciation and amortisation and any capital gains or losses realised from the sale of any Fleet Vessels as shown and as defined in the Applicable Accounts;

Exceptional Items means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on the sale of vessels;

Financial Quarter means the period commencing on the day after one Quarter Date and ending on the next Quarter Date;

Financial Year means the annual accounting period of the Borrower’s Group ending on (or about) 31 December in each year;

Interest Coverage Ratio means ratio of EBITDA to Net Interest in respect of any Relevant Period.

Market Value Adjusted Net Worth means Market Value Adjusted Total Assets minus Total Liabilities;

Market Value Adjusted Total Assets means, with reference to the Audited Financial Statements and the Unaudited Financial Statements provided pursuant to clause 8.1.3, all assets of the Borrower’s Group, with the value of the Ships calculated as per clause 8.2.2;

Net Interest means interest expense minus interest income as stated in the Borrower’s Income Statement;

Quarter Date means each of 31 March, 30 June, 30 September and 31 December.

Relevant Period means each period of twelve months or such shorter period commencing on the date hereof ending on or about the last day of the Financial Year and each period of twelve months ending on or about the last day of each Financial Quarter.

Total Liabilities means, total liabilities of the Borrower’s Group as stated in the most recent annual Audited Financial Accounts of the Borrower’s Group.

8.4                         Corporate Undertakings

The Borrower also undertakes with the Agent to comply with the following provisions of this clause 8.2 at all times during the Security Period except as the Agent may otherwise permit.

8.4.1         Maintenance of status: the Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Marshall Islands.

8.4.2         Negative undertakings: the Borrower will not:

(a)               change the nature of its business; or

(b)              pay any dividend or make any other form of distribution: (i) at any time when a Default or an Event of Default has occurred and is continuing or (ii) will result from the payment of any dividend or the making of any other form of distribution or (iii) for as long as any of the financial covenants set out in clause 8.2.1 or 8.3.1 are not satisfied; or

(c)               effect any form of redemption, purchase or return of share capital at any time when a Default or an Event of Default has occurred or is continuing or will result from any form or redemption, purchase or return of share capital; or

(d)              enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation; or

(e)               cause the shares of the Borrower to cease to be listed on the New York Stock Exchange.

8.4.3         Maintenance of ownership of Owners. The Borrower shall remain in ultimate legal and beneficial owner of the entire issued and allotted issued and allotted ordinary share capital of each Owner free from any Security Interest.

8.5                         Swaps Undertakings

The Borrower undertakes to the Swap Banks only to enter into a Qualifying Swap with a Swap Bank if the proportion which the notional amount of that Qualifying Swap bears to the notional amount of all Qualifying Swaps in respect of the same Qualifying Swap Period is the same as the proportion which the Commitment of that bank (in its capacity as Lender rather than as Swap Bank) bears to the Total Commitments.

8.6                         Additional Undertakings

The Borrower also undertakes with the Agent to ensure at all times during the Security Period except as the Agent may otherwise permit that:

8.6.1         Seizure: in the event that all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government (other than when such seizure results in a Total Loss), such action will not have a material effect on the Borrower’s or the relevant Security Party’s ability to fulfil its obligations under the Security Documents; and

8.6.2         Unrest: in the event that the Flag State of a Ship or any Relevant Jurisdiction becomes involved in hostilities or civil war or there is a seizure of power in the Flag State of a Ship or any Relevant Jurisdiction by unconstitutional means, such action will not have a material adverse effect on the security created by any of the Security Documents; or

8.6.3         Environment: in the event that any Security Party fails to comply with any Environmental Law or any Environmental Approval or a Ship or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim, the Borrower undertakes that such non-compliance or incident or the consequences thereof shall not have a material adverse effect on the business, assets, operations, property or financial condition of that Security Party or any other Security Party or on the security constituted by any of the Security Documents; or

8.6.4         P&I: each Security Party shall comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks); or

8.6.5         Arrest: in the event that a Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of an Owner, the Borrower shall procure its release within a period of ten (10) Banking Days thereafter.

8.6.6         Material adverse change: with reference to Audited Financial Statements and Unaudited Financial Statements, the Borrower undertakes that there will not be a material adverse change in the financial condition of any Security Party.

9                      Conditions

9.1                         Documents and evidence

The obligation of each Lender to make its Commitment available shall be subject to the condition that:

9.1.1         the Agent, or its duly authorised representative, shall have received, no later than 10am (New York time) on the third (3rd) Banking Day prior to the proposed Drawdown Date a Drawdown Notice specifying a date for drawdown within the Drawdown Period;

9.1.2         the Agent, or its duly authorised representative, shall have received, not later than the day on which such Drawdown Notice is given, the documents and evidence specified in Part 1 of schedule 4 in form and substance satisfactory to the Agent; and

9.1.3         the Agent, or its duly authorised representative, shall have received, on or prior to the Drawdown, in respect of each Ship, the documents and evidence specified in Part 2 of schedule 4 in form and substance satisfactory to the Agent.

9.2                         General conditions precedent

The obligation of each Lender to contribute to the Advance shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice and on the Drawdown Date:

9.2.1         the representations and warranties contained in clauses 7.1 and 7.2 are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2         no Default shall have occurred and be continuing or would result from the making of the Advance.

9.3         Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Lenders (or in the case of any waiver in relation to the execution of any of the Security Documents, all the Lenders) in respect of the first or any other Advance without prejudicing the right of the Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Advance.

9.4         Notification

The Agent shall notify the Lenders and the Borrower promptly upon receipt by it of the documents and evidence referred to in clause 9.1 in form and substance satisfactory to it.

10       Events of Default

10.1        Events

An Event of Default occurs if:

10.1.1         Non-payment: the Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Transaction Document or under any document relating to a Transaction Document; such failure shall not constitute an Event of Default if:

(a)        such failure is due to a bank payment transmission error; and

(b)       the Borrower or the relevant Security Party remedies such failure within 3 days or the due date of payment of the relevant amount; or

10.1.2         Breach of Insurance and Certain other Obligations: any breach occurs of clause 5.4 of the Guarantee (Insurance), or clause 8.2 (Security Value Maintenance) or clause 8.3 (Financial Undertakings) of this Agreement;

10.1.3         Breach of other obligation (1): any breach by the Borrower or any Security Party occurs of any provision of a Transaction Document (including, for the avoidance of doubt clause 8.6 (Additional Undertakings) of this Loan Agreement) (other than a breach covered by paragraphs 10.1.1 or 10.1.2) and if, in the opinion of the Lenders such default is capable of remedy, such default is not remedied within 14 Banking Days after written notice from the Agent requesting action to remedy the same; or

10.1.4         Breach of other obligations (2): (subject to any applicable grace period specified in the Security Document) any breach (which the Lenders consider, in their discretion, to be material) by the Borrower or any Security Party occurs of any provision of a Security Document (other than a breach covered by paragraphs 10.1.1, 10.1.2 or 10.1.3); or

10.1.5         Misrepresentation: any representation, warranty or statement (which the Agent considers, in its discretion, to be material) made by, or by an officer of, the Borrower or a Security Party in a Security Document or in a Drawdown Notice or any other notice or document relating to a Security Document is untrue or misleading when it is made provided that such failure shall not constitute an Event of Default if an innocent misrepresentation has been made and which, if capable of remedy, is remedied within 10 Banking Days of its occurrence unless such innocent misrepresentation is made on a Drawdown Date; or

10.1.6         Cross-default: any of the following occurs in relation to any Indebtedness of a Relevant Person (other than the Borrower) or any Indebtedness of the Borrower of at least $500,000:

(a)        any Indebtedness of a Relevant Person is not paid when due or, is so payable, on demand; or

(b)       any Indebtedness of a Relevant Person becomes due and payable or capable or being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(c)        a lease, hire purchase agreement or charter creating any Indebtedness of Relevant Person is lawfully terminated by the lessor or owner or becomes capable of being lawfully terminated as a consequence of any termination event; or

(d)       any overdraft, loan, note issuance, acceptance credit letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(e)        any Encumbrance securing any Indebtedness of a Relevant Person becomes enforceable,

10.1.7         Insolvency Proceedings: any of the following occurs in relation to a Relevant Party

(a)        a Relevant Person becomes unable to pay its debts as they fall due; or

(b)       any assets of a Relevant Person are subject of any form of execution, attachment, expropriation, sequestration or distress in respect of a sum or sums aggregating $100,000 (or $10,000,000 in respect of the Borrower) or more or the equivalent in another currency; or

(c)        any administrative or other receiver is appointed over any asset of a Relevant Person; or

(d)       a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a full solvent winding up of a Relevant Person other than the Borrower or an Owner which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Agent and effected not later than 3 months after the commencement of the winding up; or

(e)        a petition is presented in any Relevant Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless, in the case of an involuntary petition, the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 30 days of the presentation of the petition; or

(f)        a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangements with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(g)       any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iii), (iv), (v) or (vi); or

(h)       in a Relevant Jurisdiction other than England, any event occurs or any procedure is commenced which, in the reasonable opinion of the Agent is similar to any of the foregoing,

and for the purposes of this clause 10.1.7, Petition includes an application; or

10.1.8         Cessation of business: the Borrower ceases, or threatens to cease, carry on all or a substantial part of its business or, as a result of intervention by or under the authority of any government, the business of the Borrower is wholly or partially curtailed or suspended, or all or a substantial part of the assets or undertaking of the Borrower is seized, nationalised, expropriate of compulsorily acquired; or

10.1.9         Unlawfulness: it becomes unlawful in any Relevant Jurisdiction or impossible:

(a)        for the Borrower or any Security Party to discharge any liability under a Security Document or to comply with any other obligation which the Agent considers material under a Security Document; or

(b)       for the Agent to exercise or enforce any right under, or to enforce any Encumbrance created by, a Security Document; or

10.1.10       Consents: any consent necessary to enable any Owner to own, operate or charter the Ship owned by it or to enable the Borrower, any Owner or any Security Party to comply with any provision which the Agent considers material of a Transaction Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled if this materially affects the security position of the Security Trustee or the ability of the Borrower or a Security Party to timely discharge and/or perform its or their liabilities and obligations (or any of them) under any Transaction Document; or

10.1.11       Ownership: if, without the prior consent of the Agent, Dr John Coustas either owns directly and/or through companies beneficially owned and controlled by him, or members of the Coustas family and/or trusts or foundations in which members of the Coustas family are beneficiaries own and control, less than 51 per cent of the issued voting share capital of the Borrower; or

10.1.12       Listing: if, without the prior consent of the Agent, the shares of the Borrower cease to be listed on the New York Stock Exchange; or

10.1.13       Voting: it appears to the Agent that, without its prior consent, a change has occurred or probably has occurred after the date of this Agreement in the ultimate beneficial ownership of any of the ordinary shares in any Owner or in the ultimate control of the voting rights attaching to any of those shares; or

10.1.14       Invalidity: any provisions which the Agent considers material of a Transaction Document proves to have been or becomes invalid or unenforceable, or an Encumbrance created by a Security Document proves to have been or becomes invalid or unenforceable or such Encumbrance proves to have ranked after, or loses its priority to another Encumbrance or any other third party claim or interest; or

10.1.15       Security: the security constituted by a Security Document is in any way imperilled or in jeopardy unless within 14 Banking Days of the security being so imperilled or jeopardised (i) the Borrower or a Security Party provides to the Agent security in the form of a new Security Document which, in the opinion of the Agent, is equivalent to that constituted by the Security Document which has become imperilled or jeopardised or (ii) the security ceases to be imperilled or in jeopardy; or

10.1.16       Master Agreement: a Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Agent (acting on the instructions of the Lenders); or

10.1.17       Ship Management: for any reason whatsoever, a Ship ceases to be managed by the Manager on terms in all respects approved by the Agent (such approval not to be unreasonably withheld); or

10.1.18       Other Events: any other event occurs or any other circumstances arise or develop including, without limitation:

(a)        a change in the financial position, state of affairs or prospects of the Borrower or an Owner; or

(b)       any accident or other event involving any Ship or another vessel owned, chartered or operated by a Relevant Person;

in the light of which the Agent considers that there is a material risk that the Borrower is, or will later become, unable to discharge its liabilities under the Transaction Documents as they fall due.

10.1.19       Flag State: the registration of a Ship or a Mortgage under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Security Trustee; or

10.2       Actions following an Event of Default

On, or after any time after the occurrence of an Event of Default which is continuing, the Agent may and if requested by the Majority Lenders shall (without prejudice to any other rights of the Lenders):

10.2.1        serve on the Borrower a notice stating that all obligations of the Lenders to the Borrower under this Agreement are terminated whereupon on the Total Commitments shall be reduced to zero forthwith; and/or

10.2.2        serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement and the other Security Documents are immediately due and payable or are due and payable on demand; and/or

10.2.3        take any other action which, as a result of the Event of Default or any notice served under clause 10.2.1 or 10.2.2 above, the Agent entitled to take under any Transaction Document or any applicable law.

10.3       Termination of Commitment

On the service of a notice under clause 10.2.1, the Commitment and all other obligations of the Lender to the Borrower under this Agreement shall terminate.

10.4        Acceleration of Loan

On the service of a notice under clause 10.2.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Security Document (including without limitation all interest and commitment commission) shall become immediately due and payable or, as the case may be, payable on demand.

10.5        Multiple notices; action without notice

The Agent may serve notices under clauses 10.2.1 and 10.2.2 simultaneously or on different dates and the Agent may take any action referred to in that clause if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

10.6        Exclusion of Agent Liability

Neither the Agent, nor any receiver or manager appointed by the Agent, shall have any liability to the Borrower or a Security Party

10.6.1         For any loss caused by an exercise of rights under, or enforcement of an Encumbrance created by, a Security Document or by any failure or delay to exercise such a right or to enforce such an Encumbrance; or

10.6.2         As mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such an Encumbrance or for any reduction (however caused) in the value of such an asset,

Except that this does not exempt the Agent or a receiver or manager from liability for losses shown to have been caused by the gross negligence or the wilful misconduct of the Agent’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

11       Indemnities

11.1        Miscellaneous indemnities

The Borrower shall within three (3) Banking Days of demand, indemnify each Finance Party, without prejudice to any of their other rights under any of the Security Documents, against any cost (including, without limitation, broken funding costs) loss or liability incurred by that Finance Party as a result of:

11.1.1         the occurrence of any Default; or

11.1.2         a failure by any Security Party to pay an amount due under a Security Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 7 of the Trust and Agency Agreement; or

11.1.3         the Loan (or any part thereof) not being prepaid in accordance with clauses 4.2, 4.3, 8.2, 12.1 or 12.4 and any repayment or prepayment of the Loan (or part thereof) being made otherwise than on the last day of an Interest Period; or

11.1.4         funding, or making arrangements to fund, its participation in the Advance requested by the Borrower in the Drawdown Notice but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

11.1.5         prepayment of the Loan in whole or in part,

including, in any such case, but not limited to, any loss or expense sustained or incurred by such Lender in maintaining or funding its Contribution or any part thereof or in liquidating or re employing deposits from third parties acquired to effect or maintain its Contribution or any part thereof or any other amount owing to such Lender.

11.2        Indemnity to the Agent and Security Trustee

The Borrower shall promptly indemnify the Agent and Security Trustee against any reasonable cost, loss or liability incurred by the Agent and the Security Trustee or either of them (acting reasonably) as a result of:

11.2.1         investigating any event which it reasonably believes is a Default; or

11.2.2         acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

11.3        Currency indemnity

If any sum due from any Security Party under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the first currency) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the second currency) for the purpose of (a)  making or filing a claim or proof against any Security Party, (b)  obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrower shall indemnify and hold harmless each of the Finance Parties from and against any loss suffered as a result of any difference between (i)  the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which any of the Finance Parties may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.  Any amount due from the Borrower under this clause 11.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term rate of exchange includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.4        Environmental indemnity

The Borrower shall indemnify each of the Finance Parties on demand and hold each of the Finance Parties harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgments, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against any Finance Party at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Finance Party if such Environmental Claim would not have been, or been capable of being, made or asserted against the Finance Party if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

12       Unlawfulness and increased costs

12.1        Unlawfulness

If it is or becomes contrary to any law or regulation for any Lender to contribute to the Advance or to maintain its Commitment or fund its Contribution, such Lender shall promptly, through the Agent, give notice to the Borrower whereupon (a) such Lender’s Commitment shall be reduced to zero and (b) the Borrower shall be obliged to prepay the Contribution of such Lender either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest and commitment commission accrued to the date of prepayment and all other sums payable by the Borrower to such Lender under this Agreement.

12.2        Increased costs

This clause 12.2 applies if the Agent notifies the Borrower that a Lender or Lenders considers (each a Notifying Lender) that as a result of:

12.2.1         the introduction or alteration after the date of this Agreement of a law or a regulation, or an alteration after the date of this Agreement in the manner in which a law or regulation is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a Tax on a Lender’s overall net income); or

12.2.2         the effect of complying with any law or regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which a Lender allocates capital resources to its obligations under this Agreement including, without limitation, the implementation of any regulations which may replace, amend and/or supplement those set out in the Basel 2 Accord which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, a Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”, that is to say:

(a)        an additional or increased cost incurred as a result of, or in connection with, a Lender having entered into, or being a party to, this Agreement, of funding or maintaining the Loan or performing its obligations under this Agreement, or of having outstanding all or any part of the Loan or other unpaid sums; or

(b)       a reduction in the amount of any payment to a Lender under this Agreement or in the effective return which such a payment represents to a Lender or on its capital;

(c)        an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Loan or (as the case may require) the proportion of that cost attributable to the Loan; or

(d)       a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by a Lender under this Agreement,

but not an item attributable to a change in the rate of tax on the overall net income of a Lender (or a parent company of it) or an item covered by the indemnity in clause 5.2.

For the purposes of this clause 12.2, a Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

12.2.3         Payment of increased costs.  The Borrower shall pay to a Lender, on that Lender’s demand, the amounts which that Lender from time to time notifies the Borrower that is necessary to compensate it for the increased cost.

12.2.4         Notice of prepayment.  If the Borrower is not willing to continue to compensate a Lender for the increased cost under this clause 12.2, the Borrower may give that Lender not less than 15 days’ notice of its intention to prepay the Loan at the end of an Interest Period.

12.2.5         Prepayment; termination of Commitment.  A notice under clause 12.2.4 shall be irrevocable; and on the date specified in the Borrower’s notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Loan together with accrued interest thereon at the applicable rate plus the Margin.

12.2.6	Application of prepayment. Clause 13.1 shall apply in relation to the prepayment.

12.3	Exception

Nothing in clause 12.2 shall entitle any Lender to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss (a) to the extent that the same is taken into account in calculating the additional cost or (b) to the extent that the same is the subject of an additional payment under clause 6.8.

12.4	Mitigation

If circumstances arise which would, or would upon the giving of notice, result in:

12.4.1	the Borrower being required to make an increased payment to a Lender pursuant to clause 6.8; or

12.4.2	the reduction of the Commitment of a Lender to zero or the Borrower being required to prepay any Lender’s Contribution pursuant to clause 12.1; or

12.4.3

the Borrower being required to make a payment to a Lender to compensate such Lender or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss pursuant to clause 12.2, then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under clauses 6.8, 12.1 and 12.2, the Agent and the relevant Lender shall meet together and with the Borrower to discuss in good faith (but without obligation) what steps may be open to the relevant Lender (or, as the case may be, its holding company) to mitigate or remove such circumstances. If the relevant Lender and the Borrower are unable to agree such steps within thirty (30) days (or such longer period as they may agree) of the notice referred to in this clause 12.4 having been given, then the Borrower shall (save where they are already obliged to make a prepayment under clause 12.1) be entitled to notify such Lender of their intention to prepay such Lender’s Contribution. The Borrower shall make such prepayment within thirty (30) days of such notification and shall simultaneously pay to such Lender any expense which such Lender certifies as sustained or incurred by it as a consequence of such prepayment including any loss or expense sustained or incurred by such Lender in liquidating or re employing deposits from third parties acquired to effect or maintain its Contribution. Upon receipt of the Borrower’s notice of prepayment the Commitments of the relevant Lender shall be reduced to zero.

13	Security and set off

13.1	Application of moneys

If either:

13.1.1

on any date on which a payment is due to be made by the Borrower under this Agreement, the amount received by the Agent from the Borrower falls short of the total amount of the payment due to be made by the Borrower on such date; or

13.1.2

the Agent, the Security Trustee and/or the Lenders receive moneys under or pursuant to any of the Security Documents that are expressed to be applicable in accordance with the provisions of this clause 13.1, then, without prejudice to any rights or remedies available to the Agent, the Security Trustee and the Lenders under the Security Documents, such amount, if received by the Lenders shall be paid to the Agent, and shall be applied by the Agent in the following manner:

13.1.3	first, in or towards payment, on a pari passu basis, of all unpaid fees, commissions, costs and expenses which may be owing to any of the Finance Parties under any of the Security Documents;

13.1.4

secondly, in or towards payment, on a pari passu basis, of any arrears of interest which has become due but remains unpaid and any scheduled payments owing to any of the Swap Banks under the Qualifying Swaps which have become due but remain unpaid;

13.1.5	thirdly in or towards repayment of the Loan and in or towards payment to the Swap Banks of any other sums owing to the Swap Banks under the Master Agreements on a pari passu basis;

13.1.6	fourthly in or towards payment to any Lender for any loss suffered by reason of any payment in respect of principal relating to the Loan not being effected when due;

13.1.7	fifthly, in or towards payment to any Finance Party of any other sums (including indemnity amounts) which have become due but remain unpaid under any of the Security Documents; and

13.1.8	sixthly, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus.

13.2	Set-off

The Borrower authorises each Lender (without prejudice to any of the Lenders’ rights at law, in equity or otherwise), at any time and without notice to the Borrower, to apply any credit balance to which the Borrower is then entitled standing upon any account of the Borrower with any branch of such Lender in or towards satisfaction of any sum due and payable from the Borrower to such Lender under any of the Security Documents. For this purpose, each Lender is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Lender shall be obliged to exercise any right given to it by this clause 13.2. Each Lender shall notify the Agent and the

Borrower forthwith upon the exercise or purported exercise of any right of set off giving full details in relation thereto and the Agent shall inform the other Lenders.

14	Assignment, transfer and lending office

14.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties and the Borrower and their respective successors.

14.2	No assignment by Borrower

The Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior consent of the Agent (given with the authorisation of all the Lenders).

14.3	Assignments and transfers by Lenders

14.3.1	A Lender (the Transferor Lender) may cause:

(a) its rights in respect of all or part of its Contribution; and

(b) an equal proportion of its obligations in respect of all or part of its Commitment,

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or special purpose vehicle established by any Lender (a Transferee Lender) by delivering to the Agent a completed certificate in the form set out in Schedule 5 with any modifications approved or required by the Agent (a Substitution Certificate) executed by the Transferor Lender and the Transferee Lender.

14.3.2	Any rights and obligations of the Transferor Lender in its capacity as Agent, the Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Agreement.

14.3.3	A transfer pursuant to this clause 14.3 shall:

(a) require the prior written the consent of the Agent;

(b) be effected without the consent of, but with notice to, the Borrower:

(i) following the occurrence of an Event of Default;

(ii) if such transfer is to a subsidiary or any other company or financial institution which is in the same ownership or control as the Transferor Lender; and

(c) require the consent of the Borrower (such consent not to be unreasonably withheld or delayed) in all other circumstances.

14.4	Reliance on Substitution Certificate

14.4.1

The Agent shall be entitled to rely on any Substitution Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

14.4.2

The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions and administrative details (including the lending office) from time to time of the Lenders holding a Substitution Certificate and the date at which the transfer referred to in such Substitution Certificate held by each Lender was transferred to such Lender, and the Agent shall make the said register available for inspection by any Lender and the Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.

14.4.3

The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, the Contributions and the Substitution Certificates held by the Lenders from time to time and the principal amounts of such Substitution Certificates and may be relied upon by the Agent and the other Security Parties for all purposes in connection with this Agreement and the other Security Documents.

14.5	Fees and expenses

If any Lender assigns or transfers of all or any part of its rights, benefits and/or obligations under the Security Documents, the assignee/transferee shall pay to the Agent on demand a fee of one thousand five hundred Dollars ($1,500) (for the account of the Agent) together with all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Agent as having been incurred by it in connection with such assignment or transfer.

14.6	Documenting assignments and transfers

If any Lender transfers all or any part of its rights, benefits and/or obligations as provided in clause 14.3 the Borrower undertakes, immediately on being requested to do so by the Agent and at the cost of the Existing Lender, to provide to each New Lender (or prospective New Lender) such “know your customer” documentation as the New Lender may request, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the New Lender all or the relevant part of such Lender’s interest in the Security Documents and all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to the Existing Lender and/or its New Lender (as the case may be) to the extent of their respective interests.

14.7	Sub-participation

A Lender may sub-participate all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrower but subject to the prior written consent of the Agent.

14.8	Lending offices

Each Lender shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Substitution Certificate or through any other office of such Lender selected from time to time by such Lender through which such Lender wishes to lend for the purposes of this Agreement (Lending Office). If the office through which a Lender is lending is changed pursuant to this clause 14.8, such Lender shall notify the Agent no later than five (5) Banking Days’ prior to such change in the form set forth in schedule 7 which notice shall include the details of any consequent change in its account for payments. Such notice shall be in the original and shall be signed by a duly authorised officer of the relevant Lender and the Agent shall notify the Borrower.

14.9	Disclosure of information

Any Lender may disclose to a prospective transferee or to any other person who may propose entering into contractual relations with such Lender in relation to this Agreement such information about the Borrower as such Lender shall consider appropriate.

14.10	Increased costs

If (i) a Existing Lender transfers part or all of its rights, benefits and obligations under this Agreement pursuant to clause 14.3 or a Lender changes its Lending Office pursuant to clause 14.8 and (ii) as a result of circumstances existing at the date such transfer or change occurs, the Borrower would be obliged to make payment under clause 6.7 or 12.2 to the New Lender or the Lender that has changed its Lending Office, that New Lender or Lender shall only be entitled to receive payment under clause 6.7 or 12.2 to the same extent as the Existing Lender or Lender acting through its previous Lending Office would have been if the novation or change had not occurred. The limitations on the New Lender or on a Lender that has changed is Lending Office in this clause 14.10 shall not apply where the transfer to the New Lender or change in Lending Office was made at the request of the Borrower or where the increased payment results from a change in law after the date of the transfer or change in question.

15	Agent and Security Trustee

15.1	Appointment of the Agent

The terms and basis on which the Agent has been appointed by the Lenders as Agent are set out in the Trust and Agency Agreement including, amongst other things, the manner in which any decision to exercise any right, powers, discretion or authority or to carry out any duty are to be made between the Lenders and the Agent.

15.2	Appointment of the Security Trustee

The terms and basis on which the Security Trustee has been appointed by the Lenders as security trustee are set out in the Trust and Agency Agreement including, amongst other things the manner in which any decision to exercise any right, power, discretion or authority to carry out any duty are to be made between the Lenders and the Security Trustee.

16	Notices and other matters

16.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

16.1.1

be in writing, delivered personally or by first class prepaid letter (airmail if available) or telefax and, in the case of notification of rates of interest by the Agent or in the case of the delivery of any document by the Agent, the Agent may refer the relevant party or parties (by fax or letter) to a web site and to the location of the relevant information on such web site in discharge of such notification or delivery obligation;

16.1.2	be deemed to have been received, subject as otherwise provided in the relevant Security Document:

(a) in the case of a letter, when delivered personally or seven (7) days after it has been put into the post;

(b)

in the case of a telefax, when a complete and legible copy is received by the addressee (unless the date of despatch is not a Banking Day in the country of the addressee or, if the time of despatch is after the close of business in the country of the addressee, it shall be deemed to have been received at the opening of business on the next such Banking Day); and

(c)

where reference in such notice, request, demand or other communication is made to a web site, when the delivery of the letter or telefax referring to the addressee to such web site is deemed to have been received pursuant to the other provisions of this clause 16.1,

provided that any notice, request, demand or communication which is to be sent, made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or the individual specified in clause 16.1.3 or any other individual that the Agent shall specify pursuant to such clause 16.1.3; and

16.1.3	be sent:

	(a)	to the Borrower at:

c/o Danaos Shipping Co. Ltd.
14, Akti Kondyli,
GR-185 45 Piraeus, Greece

		Fax:	+30 210 42 20 855
		Attention:	Legal Department

	(b)	to each Lender at its address or telefax number specified in Schedule 1 or in any relevant Substitution Certificate;

	(c)	to the Agent at:

Coolsingel 93
3012 AE Rotterdam
Netherlands

		Fax no:	+31-10-401-5937
		Attn:	Dingeman de Baan / Mark Meijer

	(d)	to the Security Trustee at:

Coolsingel 93
3012 AE Rotterdam
Netherlands

		Fax no:	+31-10-401-5937
		Attn:	Dingeman de Baan / Mark Meijer

or to such other address and/or number as is notified by the relevant party to the other parties to this Agreement by not less than five (5) Banking Days’ written notice.

16.2	Notices through the Agent

Every notice, request, demand or other communication under this Agreement to be given by any Security Party to any other party shall be given to the Agent specified in this Agreement for onward transmission as appropriate and to be given to any Security Party shall (except as otherwise provided in this Agreement) be given by the Agent. Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 16.1.3 or changing its own address or fax number, the Agent shall notify the other relevant parties.

16.3	No implied waivers, remedies cumulative

No failure or delay on the part of the Agent, the Security Trustee, the Lead Arranger, either of the Co-Arrangers, the Lenders or any of them to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Security Trustee, the Lead Arranger, either Co-Arranger, the Lenders or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

16.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Agent, the Security Trustee, the Lead Arranger, both Co-Arrangers and the Lenders shall be entitled to rely.

16.5	Counterparts

This Agreement may be executed in any number of original counterparts and by facsimile provided that original signed copies are provided within a reasonable period of time thereafter. All such counterparts shall, once executed, constitute a single document.

16.6	Further assurance

The Borrower undertakes that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of each Lender enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Majority Lender may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

16.7	Conflicts

In the event of any conflict between this Agreement and any of the other Security Documents, the provisions of this Agreement shall prevail.

17	Governing law and jurisdiction

17.1	Law

This Agreement is governed by, and shall be construed in accordance with, English law.

17.2	Submission to jurisdiction

The parties to this Agreement agree for the benefit of the Finance Parties that:

17.2.1

if any party has any claim against any other arising out of or in connection with this Agreement such claim shall (subject to clause 17.2.3) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

17.2.2

the jurisdiction of the High Court of Justice in England over any such claim against any Finance Party shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

17.2.3

nothing in this clause 17.2 shall limit the right of a Finance Party to refer any such claim against the Borrower to any other court of competent jurisdiction outside England, to the jurisdiction of which the Borrower hereby irrevocably agrees to submit, nor shall the taking of proceedings by a Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against any of the Finance Parties arising out of or in connection with this Agreement.

17.3	Agent for service of process

The Borrower irrevocably designates, appoints and empowers Danaos Management Consultants of 4 Staple Inn, Holborn, London WC1V 7QU, England to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement.

17.4	Waiver of immunity

The Borrower irrevocably and unconditionally:

	(a)	agrees not to claim immunity from proceedings brought by any Finance Party against it in relation to any of the Security Documents and to ensure that no such claim is made on its behalf;

	(b)	consents generally to the giving of any relief or the issue of any process in connection with any request for relief; and

	(c)	waives all rights of immunity in respect of itself or its assets.

17.5	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Initial Commitments

Name	Address and fax number		Commitment

Fortis Bank (Nederland) N.V.	Lending Office		$126,600,000

	Coolsingel 93		(subject to clause
2.1.2)
P.O. Box 749

3000 AS Rotterdam

The Netherlands

Address for Notices

Coolsingel 93

P.O. Box 749

3000 AS Rotterdam

The Netherlands

	Fax:	+31-10-401-5937

	Attn:	Dingeman de Baan / Mark Meijer

Account for Payments (but not payments under any Qualifying Swap or Master Agreement)

	Bank: ABN AMRO	Bank N.V., New York branch

	Swift address:	ABNAUS33

	Account name:	Fortis Bank (Nederland) N.V., Rotterdam

	Swift address:	FTSBNL2R

	Reference:	For further credit / Acc. 25.11.89.694 / Danaos

Lloyds TSB Bank plc	Lending Office		$87,160,747.66

	10 Gresham Street		(subject to clause
2.1.2)
London EC2V 7EA

Name	Address and fax number		Commitment

United Kingdom

Address for Notices

10 Gresham Street

London EC2V 7EA

United Kingdom

	Fax:	+44 20 7158 3271

	Attn:	Head of Loans Management

Account for Payments (but not payments under any Qualifying Swap or Master Agreement)

	Account name:	Lloyds TSB Bank plc,

Loans Administration

	Bank:	Bank of New York, New York

	Reference Account	890-0047-003

	Account reference:	Danaos — USD256.8m Facility

	SWIFT:	IRVTUS3N

National Bank of Greece S.A.	Lending Office		$39,439,252.34

	2 Bouboulinas Street & Akti Miaouli		(subject to clause
2.1.2)
185 38 Piraeus

Greece

Address for Notices

2 Bouboulinas Street & Akti Miaouli

185 38 Piraeus

Greece

	Fax:	+30 210 41 44 120

Name	Address and fax number		Commitment

	Attn:	Mr Katsikogiannis

Account for Payments (but not payments under any Qualifying Swap or Master Agreement)

	Bank:	Bank of New York, New York

	Reference Account:	803-3139-005

	SWIFT:	IRVTUS3N

Schedule 2

Form of Compliance Certificate

To:	Fortis Bank (Nederland) N.V.
Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

From:	Danaos Corporation (the Company)

Dated: [•]

$253,200,000 Loan Agreement dated [•] July 2008 relating to the

m.v. “YM Seattle”, m.v. “YM Vancouver”, m.v. “YM Colombo” and m.v. “YM Singapore”

(the Loan Agreement)

Terms defined in the Loan Agreement shall have the same meaning when used herein.

We, [•] and [•], each being a director of the Company, refer to clauses 8.2 and 8.3 of the Loan Agreement and hereby certify that, as at [insert date of accounts of the Borrower] and on the date hereof:

1	Financial Covenants

	(a)	the Security Value is not less than the Security Requirement;

	(b)	the ratio of Total Liabilities (after deducting all Cash and Cash Equivalent) to Market Value Adjusted Total Assets (after deducting all Cash and Cash Equivalents) does not exceed 0.75:1;

	(c)	the aggregate of all Cash and Cash Equivalents is not less than $30,000,000;

	(d)	the Interest Coverage Ratio is not less than 2.5:1; [and]

	(e)	the Market Value Adjusted Net Worth of the Borrower is not less than the higher of $250,000,000[.] [;and]

	(f)	[in respect of Compliance Certificates issued after 31 March 2010 only:] the Borrower is maintaining in the Borrower Account a cash deposit of at least $6,000,000.]

2	Default

[No Default has occurred which is continuing] or [The following Default has occurred which is continuing: [provide details of Default]. [The following steps are being taken to remedy it: [provide details of steps being taken to remedy Default]].

Signed:

	[Authorised Signatory]	[Authorised Signatory]

Schedule 3

Form of Drawdown Notice

To:	Fortis Bank (Nederland) N.V.
Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

[Date]

$253,200,000 Loan Agreement dated [•] July 2008 relating to the

m.v. “YM Seattle”, m.v. “YM Vancouver”, m.v. “YM Colombo” and m.v. “YM Singapore”

(the Loan Agreement)

We refer to the Loan Agreement and hereby give you notice that:

(1)                        On [insert proposed Drawdown Date] we wish to draw down the single permitted Advance of $[•] to be paid to [insert name of account] with [insert details of bank].

(2)                        The first Interest Period for the Loan will be of [one][three][six][nine][twelve] month’s duration.

We confirm that:

(a)                        no event or circumstance has occurred which is continuing which constitutes a Default;

(b)                       the representations and warranties contained in clauses 7.1 and 7.2 of the Loan Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date; and

(c)                        the borrowing to be effected by the drawdown of such Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

For and on behalf of
DANAOS CORPORATION

Schedule 4

Documents and evidence required as conditions precedent

(referred to in clause 9)

Part 1

Documents and evidence required as conditions precedent to the issuance of any Drawdown Notice

1.         Constitutional documents

copies, certified by a duly authorised signatory of each Security Party as true, complete and up to date copies of (i) all documents which contain or establish or relate to the constitution of such Security Party and (ii) evidence it is in good standing under the laws of its incorporation;

2.         Corporate authorisations -  Security Parties

in respect of each Security Party, copies of resolutions of (i) the directors of it approving each of the Transaction Documents to which it is to be a party, and each authorising the signature, delivery and performance of its obligations thereunder, certified by a duly authorised signatory of it as:

(i)                           being true and correct;

(ii)                        being duly passed at meeting of its directors duly convened and held;

(iii)                     not having been amended, modified or revoked; and

(iv)                    being in full force and effect,

together with originals or certified copies of any powers of attorney issued by it pursuant to such resolutions;

3.         Shareholder’s authorisations - Owners

in respect of each Owner, copies of resolutions of its shareholders, approving the Transaction Documents to which it is to be a party and authorising the signature, delivery and performance of its obligations thereunder, certified by a duly authorised signatory of its shareholder as:

(i)                           being true and correct;

(ii)                        being duly passed at meeting of its shareholders duly convened and held;

(iii)                     not having been amended, modified or revoked; and

(iv)                    being in full force and effect,

together with originals or certified copies of any powers of attorney issued by its shareholder pursuant to such resolutions;

4.         Incumbency certificate

an original certificate signed by a duly authorised signatory of each Security Party no earlier than five (5) Banking Days prior to the date of this Agreement certifying the names of the officers and directors of such Security Party and attaching copies of the signatures of the persons who have been authorised on behalf of it to sign such of the Transaction Documents to which it is, or is to be, party and to give notices and communications, including (in respect of the Borrower) notices of drawing under or in connection with the Security Documents;

5.         Process agent appointments

a copy, certified as a true copy by a duly authorised signatory of each Security Party or other person acceptable to the Agent of a letter from such Security Party’s agent for receipt of service of proceedings referred to in clause 18.3 accepting its appointment under each of the other Security Documents in which it is or is to be appointed as such Security Party’s agent and confirming that its appointment has become effective;

6.                            Security Documents

(i)         a signed original of this Agreement

(ii)       each of the other Security Documents (other than those referred to in Part 2 paragraph 7 below), and any notices relating thereto;

7.         Charters and Management Agreements

a copy, certified as a true and complete copy by a duly authorised signatory of each Owner, of the Charters and the Management Agreements;

8.                            Legal opinions:

(i)                           a legal opinion of Norton Rose LLP with respect to matters of English law;

(ii)                        a legal opinion of Watson, Farley & Williams LLP, New York with respect to matters of Marshall Islands law;

(iii)                     a legal opinion of Watson, Farley & Williams LLP with respect to matters of Liberian law;

(iv)                    a legal opinion of Montanios & Montanios with respect to matters of Cyprus law;

9.         Fees

evidence that the fees and expenses due to any Finance Party under the Security Documents have been paid in full;

10.                     Audited Financial Statements

a certified copy of the Original Accounts;

11.                     Accounts

evidence that the Accounts have been opened and that each Account has the sum of one Dollar ($1) credited to such account;

12.       Know Your Customer

all know your customer documentation reasonably required by each Finance Party in respect of each Security Party; and

13.       Corporate Structure

evidence as to the corporate structure of the Borrower and its Subsidiaries.

Part 2

Documents and evidence as required as conditions precedent on or prior to the Drawdown Date

In respect of each Ship:

1.                            Conditions precedent

evidence reasonably acceptable to the Agent that the conditions precedent set out in Part 1 of schedule 5 have been, or as the case may be, remain fully, satisfied;

2.                            DOC

a certified true copy of the DOC of the Operator;

3.                            Insurance opinion

an opinion from such insurance consultants to the Agent as the Agent may require on the Insurances required to be effected in respect of each Ship under the Guarantee and/or any other Security Documents relating to each Ship;

4.                            Insurance

evidence reasonably acceptable to the Agent from each of the Owners that the Ships will on the Drawdown Date, be insured in accordance with the provisions of the Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which the Ships is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the Ships);

5.                            Valuation

a valuation of the Ships made in accordance with clause 8.2.2;

6.                            Registration

evidence that each Ship is registered in the name of the Owner under the laws and flag of the relevant Flag State and is free of Encumbrances other than the Mortgage;

7.                            Classification

evidence that each Ship maintains classification free of all overdue recommendations and conditions affecting class;

8.                            Execution and registration of documents

(a)                        signed originals of the Security Deed and all notices of assignment required under such Security Deed (including, for the avoidance of doubt, the Charter Notice and Assignment);

(b)                       a signed original of the Mortgage from each Owner together in each case with evidence that on the Drawdown Date it will be registered against the relevant Ship under the laws and flag of the relevant Flag State; and

(c)                        a signed original of each Manager’s Undertaking;

9.                            Legal opinions:

a legal opinion of Watson, Farley & Williams LLP, New York with respect to matters of Marshall Islands law;

10.                     SMC

a certified true copy of the SMC for each Ship;

11.                     ISPS Code

certified true copies of all certificates required by the Owners and the Ships under the ISPS Code;

12.                     Old Loan

evidence that the loan previously made to the Owners (which was secured on the Ships) has been prepaid or repaid in full;

13.                     No Total Loss or sale

none of the Ships has been sold or become a Total Loss and no incident has occurred which the Agent considers may result in a Ship becoming a Total Loss.

Schedule 5

Form of Substitution Certificate

(referred to in clause 15)

SUBSTITUTION CERTIFICATE

Lenders are advised not to employ Substitution Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act 1986 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To:                                                         Fortis Bank (Nederland) N.V. as agent on its own behalf and on behalf of the Borrower and the Lenders defined in the Loan Agreement referred to below.

Attention:      Loan Administration - [                                  ]

[Date]

This certificate (Substitution Certificate) relates to a loan agreement dated [•] July 2008 (the Loan Agreement) and made between (1) Danaos Corporation as borrower (the Borrower), (2) Fortis Bank (Nederland) N.V. as Lead Arranger, (3) Lloyds TSB Bank plc and National Bank of Greece S.A. as Co-Arrangers, (4) the banks and financial institutions as defined therein (together the Lenders), (5) Fortis Bank (Nederland) N.V. as Agent, and (6) Fortis Bank (Nederland) N.V. as Security Trustee; and (7) Fortis Bank (Nederland) N.V., Lloyds TSB Bank plc and National Bank of Greece S.A. as Swap Banks for a loan of up to $253,200,000.  Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Certificate:

the Existing Lender means [full name] of [lending office]; and

the New Lender means [full name] of [lending office].

1                                The Existing Lender with full title guarantee assigns to the New Lender absolutely all rights and interests (present, future or contingent) which the Existing Lender has as a Lender under or by virtue of the Loan Agreement and the Trust and Agency Agreement and all the Security Documents (save, for the avoidance of doubt, any Qualifying Swaps and any Master Agreements) in relation to [   ] per cent. ([   ]%) of the Contribution of the Existing Lender (or its predecessors in title) details of which are set out below:

Date of Advances	Amount of Advances	Existing Lender’s Contribution to Advances	Maturity Date

2                                By virtue of this Substitution Certificate and clause 14.3 of the Loan Agreement, the Existing Lender is discharged [entirely from its Commitment which amounts to $[          ]] [from [   ] per cent. ([   ]%) of its Commitment, which percentage represents $[         ]].]

3                                The New Lender hereby requests the Borrower, the Agent, the Security Trustee and the Lenders to accept the executed copies of this Substitution Certificate as being delivered pursuant to and for the purposes of clause 14.3 of the Loan Agreement so as to take effect in accordance with the terms thereof on date of transfer.

4                                The New Lender:

(a)                        confirms that it has received a copy of the Loan Agreement, the Trust and Agency Agreement and the other Security Documents (save for any Qualifying Swaps and any Master Agreement) together with such other documents and information as it has required in connection with the transaction contemplated thereby;

(b)                       confirms that it has not relied and will not hereafter rely on the Existing Lender or the Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, the Trust and Agency Agreement, any of the Security Documents (save for any Qualifying Swap and any Master Agreement) or any such documents or information;

(c)                        confirms that it has not relied and will not rely on the Existing Lender, the Agent or the Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other Security Party (save as otherwise expressly provided therein);

(d)                       warrants that it has power and authority to become a party to the Loan Agreement and the Trust and Agency Agreement and has taken all necessary action to authorise execution of this Substitution Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement, the Trust and Agency Agreement and the other Security Documents (save, for the avoidance of doubt, any Qualifying Swaps and any Master Agreements);

(e)                        acknowledges and accepts the provisions of paragraph 4(d) above; and

(f)                         appoints the Agent to act as its agent as provided in the Loan Agreement and the other Security Documents (save, for the avoidance of doubt, any Qualifying Swaps and any Master Agreements) and agrees to be bound by the terms of the Loan Agreement.

5                                The Existing Lender:

(a)                        warrants to the New Lender that it has full power to enter into this Substitution Certificate and has taken all corporate action necessary to authorise it to do so;

(b)                       warrants to the New Lender that this Substitution Certificate is binding on the Existing Lender under the laws of England, the country in which the Existing Lender is incorporated and the country in which its lending office is located; and

(c)                        agrees that it will, at its own expense, execute any documents which the New Lender reasonably requests for perfecting in any relevant jurisdiction the New Lender’s title under this Substitution Certificate or for a similar purpose.

6                                The New Lender hereby undertakes with the Existing Lender and each of the other parties to the Loan Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement, the Trust and Agency Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Substitution Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Substitution Certificate is expressed to take effect.

7                                By execution of this Substitution Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the New Lender, the Borrower and the Finance Parties accept the New Lender as a party to the Loan Agreement and the other Security Documents with respect to all those rights and/or obligations which by the terms of the Loan Agreement and the Security Documents will be assumed by the New Lender (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent as provided by the relevant Security Documents) after delivery of the executed copies of this Substitution Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Substitution Certificate is expressed to take effect.

8                                None of the Existing Lender or the other Finance Parties:

(a)                        makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement or any of the Security Documents or any document relating thereto; or

(b)                       assumes any responsibility for the financial condition of the Borrower or any other Security Party or any party to any such other document or for the performance and observance by the Borrower or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9                                The Existing Lender and the New Lender each undertake that they will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Substitution Certificate or any matter concerned with or arising out of it unless caused by the Agent’s gross negligence or wilful misconduct, as the case may be.

10                          The agreements and undertakings of the New Lender in this Substitution Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement and the other Security Documents.

11                          This Substitution Certificate is governed by, and shall be construed in accordance with, English law.

Existing Lender	New Lender

By:	By:

Dated:	Dated:

Agent

FORTIS BANK (NEDERLAND) N.V.

Agreed for and on behalf of itself as Agent, the Security Trustee, the Borrower, the Lead Arranger, the Co-Arrangers and the Lenders

By:

Dated:

Note: The execution of this Substitution Certificate alone may not transfer a proportionate share of the Existing Lender’s interest in the security constituted by the Security Documents in the Existing Lender’s or New Lender’s jurisdiction.  It is the responsibility of the New Lender to ascertain whether any other documents are required to perfect a transfer of such a share in the Existing Lender’s interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule

Outstanding Contribution: $[•]

Commitment: $[•]

Portion Transferred: [•]%

Administrative Details of Transferee

Name of New Lender: [•]

Lending Office: [•]

Contact Person (Loan Administration Department): [•]

Telephone: [•]

Telefax No: [•]

Contact Person (Credit Administration Department): [•]

Telephone: [•]

Telefax No: [•]

Account for payments: [•]

Schedule 6

Form of Notification of Change in Lending Office and/or Account for Payments

To:	Fortis Bank (Nederland) N.V.
Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

[Date]

$253,200,000 Loan Agreement dated [•] July 2008 relating to the

m.v. “YM Seattle”, m.v. “YM Vancouver”, m.v. “YM Colombo” and m.v. “YM Singapore”

(the Loan Agreement)

Terms defined in the Loan Agreement shall have the same meaning when used herein.

We hereby notify you that our [Lending Office for the purposes of the Loan Agreement is now [•] and that accordingly] our account for payments is [•].

Signed

Duly authorised signatory

For and on behalf of

[Lender]

Schedule 7

Mandatory Costs

1.                                 The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                 On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                                 The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Agent.  This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Lending Office.

4.                                 The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Agent as follows:

 per cent. per annum.

Where E is the rate of charge payable by a Lender to the Financial Services Authority under the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Agent as being the average of the Fee Tariffs applicable to that Lender for that financial year).

5.                                 For the purposes of this Schedule:

(a)                                      Eligible Liabilities and Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                     Fees Rules means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                                      Fee Tariffs means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                                     Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                 If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year).

7.                                 Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)                                      the jurisdiction of its Facility Office; and

(b)                                     any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8.                                 The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9.                                 The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.                           The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11.                           Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12.                           The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all of the parties to this Agreement and any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all of the parties to this Agreement.

Execution Page

Borrower

EXECUTED and DELIVERED	)
by its duly authorised attorney-in-fact	)
for and on behalf of	)
DANAOS CORPORATION	)	/s/ Dimitri J. Andritsoyiannis
in the presence of:		Attorney-in-Fact

/s/ Zoe Lappa
Witness

Name:

Address:

Occupation:

Lead Arranger

SIGNED by	)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)	/s/ Fortis Bank (Nederland) N.V.
as Lead Arranger	)

Co-Arrangers

SIGNED by	)
for and on behalf of	)
LLOYDS TSB BANK PLC	)	/s/ Lloyds TSB Bank PLC
as Co-Arranger	)

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)	/s/ National Bank of Greece S.A.
as Co-Arranger	)

The Lenders

SIGNED by	)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)	/s/ Fortis Bank (Nederland) N.V.
as a Lender	)

SIGNED by	)
for and on behalf of	)
LLOYDS TSB BANK PLC	)	/s/ Lloyds TSB Bank PLC
as Lender	)

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)	/s/ National Bank of Greece S.A.
as Lender	)

Agent

SIGNED by	)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)	/s/ Fortis Bank (Nederland) N.V.
as Agent	)

Security Trustee

SIGNED by	)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)	/s/ Fortis Bank (Nederland) N.V.
as Security Trustee	)

Swap Banks

SIGNED by	)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)	/s/ Fortis Bank (Nederland) N.V.
as Swap Bank	)

SIGNED by	)
for and on behalf of	)
LLOYDS TSB BANK PLC	)	/s/ Lloyds TSB Bank PLC
as Swap Bank	)

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)	/s/ National Bank of Greece S.A.
as Swap Bank	)